Exhibit 10.20

OFFICE LEASE

BY AND BETWEEN

DWF III GATEWAY, LLC,

a Delaware limited liability company,

as Landlord

And

TOBIRA THERAPEUTICS, INC.,

a Delaware corporation,

as Tenant

For Leased Premises at Suite 300,

701 Gateway Boulevard, South San Francisco, California

Divco\Gateway/Tobira Lease

Divco\Gateway/Tobira Lease

OFFICE LEASE

THIS OFFICE LEASE (“Lease”) is entered and dated for reference purposes only as May 16, 2014 (the “Lease Reference Date”), by and between “Landlord” and “Tenant” (as such terms are defined below).

ARTICLE 1 SALIENT LEASE TERMS

In addition to the terms defined throughout this Lease, the following salient terms shall have the following meanings when referred to in this Lease:

1.1	Rent Payment		DWF III Gateway, LLC
	Address:		P.O. Box 7470
San Francisco, CA 94120-7470

1.2	“Landlord”		DWF III Gateway, LLC,
	and		c/o Divco West Real Estate Services, Inc.
	Notice		575 Market Street, 35th floor
	Address:		San Francisco, CA 94105
Attention: Asset Manager and Property Manager

1.3	“Tenant”		Tobira Therapeutics, Inc., a Delaware corporation
	and		701 Gateway Boulevard, Suite 300
	Notice		South San Francisco, California
	Address		Attention: Helen Jenkins, COO

		With a copy to:	Hopkins & Carley, ALC
200 Page Mill Road, Suite 200
Palo Alto, California 94306
Attention: David W. Brown, Esq.

1.4	“Leased Premises:”		Approximately 7,401 square feet of Rentable Area (hereinafter defined) in Suite 300 of the Building. The foregoing Rentable Area of the Leased Premises shall be deemed the actual Rentable Area.

1.5	“Building:”		That building located at 701 Gateway Boulevard, South San Francisco, California, containing approximately 170,173 square feet of Rentable Area, which shall be deemed the actual square footage of Rentable Area in the Building.

1.6	Complex:		The Building, the Common Areas (hereinafter defined), the parcel(s) of land containing the Building and Common Areas, as such parcel of land is described in Exhibit A attached hereto (the “Land”).

1.7	Estimated
Commencement
	Date:		Approximately sixty (60) days after the complete execution of this Lease by Tenant and Landlord (“Estimated Commencement Date”).

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1.8	“Term:”	Sixty (60) months following the Commencement Date, plus any partial month for the month in which the Commencement Date occurs if the Commencement Date occurs on other than the first day of a calendar month. If the Commencement Date is other than the first day of a calendar month, the first month shall include the remainder of the calendar month in which the Commencement Date occurs plus the first full calendar month thereafter; provided, however, that the inclusion of any partial month in the first full calendar month shall not entitled Tenant to any additional free rent. Any free rent shall be applied on a daily basis (based on a 30 day month) so that Tenant does not receive additional free rent if the first month includes a full calendar month plus any partial month.

1.9	“Minimum
Monthly Rent:”		Months	Minimum Monthly Rent
		1 – 12	$23,683.20
		13 – 24	$24,393.70
		25 – 36	$25,125.51
		37 – 48	$25,879.27
		49 – 60	$26,655.65

The foregoing schedule starts as of the Commencement Date of the Term of this Lease.

1.10	Base Year for
	Base Year Costs:”	For Base Operating Costs: 2014 calendar year
For Base Taxes: 2014 calendar year

1.11	“Letter of Credit:”	$284,198.40

1.12	“Permitted Use:”	The Leased Premises shall be used solely for general office and administrative purposes, but for no other use.

1.13	Proportionate
	Share:	Tenant’s initial Proportionate Share is 4.35% based on the ratio that the Rentable Area of the Leased Premises (i.e., 7,401 square feet) bears to the Rentable Area of the Building (i.e., 170,173 square feet).

1.14	“Broker(s):”	Cassidy Turley representing Landlord and Cresa representing Tenant.

1.15	Guarantor:	N/A

1.16	Parking Allocation:	24 parking spaces.

1.17	Contents:	Included as part of this Lease are the following Exhibits and addenda which are attached hereto and incorporated herein by this reference:

		Exhibits:	A - Legal Description for the Land
B - Floor Plan of the Leased Premises
C - Work Letter
D - Acknowledgment of Commencement Date
E - Rules & Regulations
F - Option to Extend

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ARTICLE 2 ADDITIONAL DEFINITIONS

The terms defined in this Article 2 shall, for all purposes of this Lease and all agreements supplemental hereto, have the meanings herein specified, unless expressly stated otherwise.

“Base Operating Costs” means the Operating Costs for the calendar year set forth in Section 1.10 hereof as such Operating Costs shall be increased to be what the Operating Costs would have been if the Building were one hundred percent (100%) leased and occupied during such calendar year. Additionally, if any new types of insurance coverage are obtained or effected by Landlord during any calendar year after the Base Year (but is not obtained or effected during the Base Year) then the cost of such new type of insurance shall be added to the Insurance Cost element of the Base Operating Costs (but at the rate which would have been in effect during the Base Year) for the year which such new insurance is initially obtained or effected until such time as Landlord elects to no longer carry such new type of insurance.

“Base Taxes” means the Taxes for the calendar year set forth in Section 1.10 hereof.

“Commencement Date” shall mean the earlier of (a) the date by which the Tenant Improvements to be constructed by Landlord pursuant to Exhibit C, if any, have been “Substantially Completed,” subject to “Tenant Delays” and “Force Majeure Delays” (as such terms are defined in Exhibit C), or (b) the date Tenant takes possession of the Leased Premises for purposes of commencing business and not for early access under Section 4.3. However, if there is any delay in Substantially Completing the Tenant Improvements due to any Tenant Delay, then such delay shall thereupon effect a postponement of the date by which Landlord is obligated to substantially complete the Tenant Improvements; however, the Commencement Date shall be deemed the date the Tenant Improvements would have been Substantially Completed but for the Tenant Delays. Thus, the date for commencement of the free rent, Rent and all additional rent shall not be delayed by Tenant Delay.

“Common Areas” shall mean all areas and facilities outside the Leased Premises within the exterior boundaries of the parcel of land containing the Building of which the Leased Premises form a part, together with the parking and access areas within the Complex, all as provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other tenants of Landlord having the common use of such areas, and their respective authorized representatives and invitees. As of the date of this Lease, Common Areas include, without limitation, corridors, stairways, elevator shafts, janitor rooms in the Building, the driveways, parking areas and landscaped areas in the Complex.

“Insurance Costs” shall mean all premiums and costs and expenses for all policies of insurance which may be obtained by Landlord in its discretion for (a) the Leased Premises, Building and the Common Areas of the Complex, or any blanket policies which include the Building or Complex, covering damage thereto and loss of rents caused by fire and other perils Landlord elects to cover, including, without limitation, coverage for earthquakes and floods, (b) commercial general liability insurance for the benefit of Landlord and its designees and (c) such other coverage Landlord elects to obtain for the Leased Premises, Building or Common Areas of the Complex, including, without limitation, coverage for environmental liability and losses.

“Lease Year” means the calendar year, or portion thereof, following the Commencement Date and during the Term, the whole or any part of which period is included within the Term.

“Operating Costs” means the total amounts paid or payable, whether by Landlord or others on behalf of Landlord, in connection with the ownership, maintenance, repair, replacement and operations of the Building and the Common Areas of the Complex in accordance with Landlord’s standard operating and accounting

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procedures. If the Complex consists of multiple buildings, certain Operating Costs may pertain to a particular building(s) and other Operating Costs to the Complex as a whole (such as Operating Costs for the Common Areas of the Complex). Operating Costs applicable to any particular building within the Complex shall be charged to the building in question whose tenants shall be responsible for payment of their respective proportionate shares in the pertinent building and other Operating Costs applicable to the Complex (such as the Common Areas of the Complex) shall be charged to each building in the Complex (including the Building) with the tenants in each such building being responsible for paying their respective proportionate shares in such building of such costs to the extent required under the applicable leases. Landlord shall in good faith attempt to equitably allocate such Operating Costs to the buildings (including the Building). Operating Costs shall include, but not be limited to, the aggregate of the amount paid for:

(1) all fuel used in heating and air conditioning of the Building and Common Areas of the Complex;

(2) the amount paid or payable for all electricity furnished by Landlord to the Common Areas of the Complex (other than electricity furnished to and paid for by other tenants by reason of their extraordinary consumption of electricity and that furnished to the other building in the Complex for which the tenants of such other building are responsible for such electrical costs);

(3) the cost of periodic relamping and reballasting of lighting fixtures;

(4) the amount paid or payable for all hot and cold water (other than that chargeable to Tenants by reason of their extraordinary consumption of water and that furnished to other buildings in the Complex for which the tenants of such other building are responsible for such water costs) and sewer costs;

(5) the amount paid or payable for all labor and/or wages and other payments including cost to Landlord of workers’ compensation and disability insurance, payroll taxes, welfare and fringe benefits made to janitors, caretakers, and other employees, contractors and subcontractors of Landlord (including wages of the Building manager) to the extent involved in the management, operation, maintenance and repair of the Complex;

(6) painting for exterior walls of the Building and the Common Areas of the Complex; managerial and administrative expenses; the total charges of any independent contractors employed in the repair, care, operation, maintenance, and cleaning of the Building and Common Areas of the Complex;

(7) the amount paid or payable for all supplies occasioned by everyday wear and tear;

(8) the costs of climate control, window and exterior wall cleaning, telephone and utility costs of the Building and Common Areas of the Complex;

(9) the cost of accounting services necessary to compute the rents and charges payable by Tenants and keep the books of the Building and Common Areas of the Complex;

(10) fees for management, including, without limitation, office rent, supplies, equipment, salaries, wages, bonuses and other compensation (including fringe benefits, vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents to the extent engaged in the management, operation, repair, or maintenance of the Building and/or Common Areas of the Complex;

(11) fees for legal, accounting (including, without limitation, any outside audit as Landlord may elect in its sole and absolute discretion), inspection and consulting services;

(12) the cost of operating, repairing and maintaining the Building elevators;

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(13) the cost of porters, guards, alarm (including any central station signaling systems) and other protection services;

(14) the cost of establishing and maintaining the Building’s directory board;

(15) payments for general maintenance and repairs to the plant and equipment supplying climate control to the Building and Common Areas of the Complex;

(16) the cost of supplying all services pursuant to Article 11 hereof to the extent such services are not paid by individual tenants;

(17) costs of all maintenance and repair of cleaning equipment, master utility meters, and all other fixtures, equipment and facilities serving or comprising the Building and Common Areas of the Complex (including any equipment leasing costs associated therewith if applicable);

(18) community association dues, assessments and charges and property owners’ association dues, assessments and charges which may be imposed upon Landlord by virtue of any recorded instrument affecting title to the Building, including without limitation, any reciprocal easement agreement and covenants, conditions, easements and restrictions of record, and the cost of any licenses, permits and inspection fees;

(19) all non-capital costs to upgrade, improve or change the utility, efficiency or capacity of any utility or telecommunication system serving the Building and the Common Areas of the Complex;

(20) the repair and replacement, resurfacing and/or repaving of any paved areas, curbs or gutters within the Building or Common Areas of the Complex;

(21) the repair and replacement of any equipment or facilities serving or located within the Complex;

(22) the cost of any capital repairs, improvements and replacements made by the Landlord to the Building or Common Areas of the Complex (“Capital Costs”) which are (a) required to be made in order to conform to changes subsequent to the Commencement Date in any applicable laws, ordinances, rules, regulations, or orders of any governmental authority having jurisdiction over the Building or Common Areas (“laws”), (b) incurred for the purpose of reducing other operating expenses or utility costs, but only to the extent of the anticipated reduction or actual reduction, whichever is greater. The Capital Costs shall be includable in Operating Costs each year only to the extent of that fraction allocable to the year in question calculated by amortizing such Capital Cost over the reasonably useful life of the improvement resulting therefrom, as reasonably determined by Landlord in accordance with reasonable real estate accounting and management principles, consistently applied, with interest on the unamortized balance at the higher of (i) eight percent (8%) per annum; or (ii) the interest rate as may have been paid by Landlord for the funds borrowed for the purpose of performing the work for which the Capital Costs have been expended, but in no event to exceed the highest rate permissible by law; and

(23) Insurance Costs.

Operating Costs shall not include legal, accounting or other professional expenses incurred expressly for negotiating, preparing or enforcing a lease with a particular tenant, or as a result of a default of a specific tenant. Notwithstanding anything to the contrary above, Operating Costs shall further exclude the following:

(a) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Leased Premises;

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(b) the amount of Operating Costs as are recovered from insurance proceeds or which were required by the Lease to be covered by insurance or which were paid for directly by Tenant or any third party other than as part of such party’s pro rata share of such costs;

(c) Costs arising from Landlord’s charitable or political contributions;

(d) Brokers’ or other leasing commissions and costs incurred in connection with entering into new leases or disputes under existing leases;

(e) costs associated with bad debt losses;

(f) expenses for any item or service not provided, offered or available to Tenant, but provided exclusively to certain other tenants in the Building;

(g) depreciation and amortization on any mortgage;

(h) any ground lease or underlying lease payments;

(i) marketing costs including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(j) costs for acquisition of sculpture, paintings or other objects of art, except to the extent to replace, when necessary, any sculpture, paintings or other objects of art existing at the Complex as of the date of this Lease so long as such item replaced is of like kind and quality;

(k) any costs, fines or penalties incurred due to violations by Landlord of any legal requirement which may have been in effect as of the Commencement Date of this Lease;

(l) costs for the removal or abatement of Hazardous Materials to the extent required by applicable law to be removed or abated; provided, however, that (A) the costs of routine monitoring of and testing for hazardous materials in, on, or about the Building, and (B) costs incurred in the cleanup or remediation of de minimis amounts of hazardous materials customarily used in office buildings or used to operate motor vehicles and customarily found in parking facilities shall be included as Operating Costs;

(m) expenses for tenant improvement work or allowances, inducements, and other concessions for any tenant;

(n) the cost of any repairs, improvements, or replacements made to remedy any structural defect in the original design or construction of the Building or other buildings in the Complex;

(o) management fees in excess of three (3%) of the Complex’s gross receipts; and

(p) any capital costs, including capital repairs, improvements and replacements made to the Building and capital repairs, improvements and replacements of Building equipment or systems, except as expressly provided in clause (22) of the definition of Operating Costs above.

Notwithstanding anything to the contrary contained in this Lease, there shall be no duplication of costs, charges or expenses required to be paid by Tenant pursuant to this Lease.

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“Proportionate Share” or “Pro Rata Percent” shall be that fraction (converted to a percentage) the numerator of which is the Rentable Area (hereinafter defined) of the Leased Premises and the denominator of which is the Rentable Area of the Building, as each may exist from time to time. Tenant’s Proportionate Share as of the commencement of the Term hereof is specified in Section 1.13. Notwithstanding the preceding provisions of this Section, Tenant’s Proportionate Share as to certain expenses may be calculated differently to yield a higher percentage share for Tenant as to certain expenses in the event Landlord permits other tenants in the Building to directly incur such expenses rather than have Landlord incur the expense in common for the Building (such as, by way of illustration, wherein a tenant performs its own janitorial services). In such case Tenant’s proportionate share of the applicable expense shall be calculated as having as its denominator the Rentable Area of all floors rentable to tenants in the Building less the Rentable Area of tenants who have incurred such expense directly. In any case in which Tenant, with Landlord’s consent, incurs such expenses directly, Tenant’s proportionate share will be calculated specially so that expenses of the same character which are incurred by Landlord for the benefit of other tenants in the Building shall not be prorated to Tenant. Nothing herein shall imply that Landlord will permit Tenant or any other tenant of the Building to incur any Operating Costs. Any such permission shall be in the sole discretion of the Landlord, which Landlord may grant or withhold in its arbitrary judgment.

“Real Estate Taxes” or “Taxes” mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Complex, or any portion thereof except for any personal property tax paid by Tenant for its personal property), which shall be paid or accrued during any Lease Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Complex, or any portion thereof. Taxes shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Complex, or any portion thereof, or as against the business of leasing the Complex, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13; and (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the leasable premises or the rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by a tenant of leased premises, or any portion thereof. Taxes shall also include any governmental or private assessments or the Complex’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. Any reasonable costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the Lease Year such expenses are incurred. Notwithstanding anything to the contrary, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Building). With respect to any special assessments which may be levied as part of the Taxes and which may be payable in installments over a period of time, only the amount of the installments due each year shall be included in the Taxes charged to Tenant, whether or not Landlord elects to pay in installments, provided that Landlord has the option of paying said assessment in installments over a period of time (and if Landlord is not permitted to pay the same over time, only the amount which is equitable allocated to the Lease Year shall be passed through).

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“Rent” “rent” or “rental” means Minimum Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

“Rentable Area” as used in the Lease shall be determined as follows:

(a) Single Tenant Floor. As to each floor of the Building on which the entire space rentable to tenants is or will be leased to one tenant, Rentable Area shall be the entire area bounded by the inside surface of the exterior glass walls on such floor, including all areas used for elevator lobbies, corridors, special stairways, special elevators, restrooms, mechanical rooms, electrical rooms and telephone closets, without deduction for columns and other structural portions of the Building or vertical penetrations that are included for the special use of Tenant, but excluding the area contained within the interior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks, pipe shafts, and the rentable square footage described in Paragraph (c) below.

(b) Multi-Tenant Floor. As to each floor of the Building on which space is or will be leased to more than one tenant, Rentable Area attributable to each such lease shall be the total of (i) the entire area included within the Leased Premises covered by such lease, being the area bounded by the inside surface of any exterior glass walls, the exterior of all walls separating such Leased Premises from any public corridors or other public areas on such floor, and the centerline of all walls separating such Leased Premises from other areas leased or to be leased to other tenants on such floors, (ii) a pro rata portion of the area within the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms, telephone closets and their enclosing walls situated on such floor and (iii) the rentable square footage described in Paragraph (c) below.

(c) Building Load. In any event, Rentable Area shall also include Tenant’s Proportionate Share of the lobbies of the Building and Tenant’s Proportionate Share of the area of the emergency equipment, fire pump equipment, electrical switching gear, telephone equipment and mail delivery facilities serving the Building.

(d) Deemed Square Footage. The Rentable Area of the Leased Premises is deemed to be the square footage set forth in section 1.4 of this Lease as of the date hereof, and Rentable Area of the Building is deemed to be the square footage set forth in section 1.5 hereof.

“Structural” as herein used shall mean any portion of the Leased Premises, Building or Common Areas of the Complex which provides bearing support to any other integral member of the Leased Premises, Building or Common Areas of the Complex such as, by limitation, the roof structure (trusses, joists, beams), posts, load bearing walls, foundations, girders, floor joists, footings, and other load bearing members constructed by Landlord.

“Tenant Improvements” shall mean the Tenant Improvements, if any, as defined in Exhibit C attached hereto to be constructed pursuant to Exhibit C attached hereto.

ARTICLE 3 PREMISES AND COMMON AREAS

3.1 Demising Clause. Landlord hereby leases to Tenant, and Tenant hires from Landlord the Leased Premises, consisting of the approximate square footage listed in Section 1.4 of the Salient Lease Terms, which the parties agree shall be deemed the actual square footage.

3.2 Reservation. Landlord reserves the area beneath and above the Building as well as the exterior thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Leased Premises serving other parts of the Building and Common Areas

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of the Complex, so long as such items are concealed by walls, flooring or ceilings. Such reservation in no way affects the maintenance obligations imposed herein. Landlord may change the shape, size, location, number and extent of the improvements to any portion of the Building or Common Areas of the Complex and/or the address or name of the Building without the consent of Tenant, provided the same do not materially impair Tenant’s ability to conduct its business at the Leased Premises.

3.3 Covenants, Conditions and Restrictions. The parties agree that this Lease is subject to the effect of (a) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record, and any other matters or documents of record; (b) any zoning laws of the city, county and state where the Complex is situated; and (c) general and special taxes not delinquent. Tenant agrees that as to its leasehold estate, Tenant and all persons in possession or holding under Tenant will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the Building or the Complex (hereinafter the “restrictions”). This Lease is subordinate to the restrictions.

3.4 Common Areas. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the Term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Building or the Complex and subject to the limitation on the number of parking spaces allocated to Tenant. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(a) Common Areas Changes. Landlord shall have the right, in Landlord’s sole discretion, from time to time, provided the same do not materially impair Tenant’s ability to conduct its business at the Leased Premises:

(1) To make changes and reductions to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

(2) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Leased Premises remains available;

(3) To designate other land outside the boundaries of the Building to be a part of the Common Areas;

(4) To add additional improvements to the Common Areas;

(5) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or Complex, or any portion thereof;

(6) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas, Building and Complex as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

(b) Common Area Maintenance. Landlord shall, in Landlord’s sole but reasonable discretion, maintain the Common Areas (subject to reimbursement pursuant to this Lease) in good working order and condition, establish and enforce reasonable rules and regulations concerning such areas, close any of the

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Common Areas to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, close temporarily any of the Common Areas for maintenance purposes, and make changes to the Common Areas including, without limitation, changes in the location of driveways, corridors, entrances, exits, the designation of areas for the exclusive use of others (provided such designation of exclusive use areas does not materially and adversely affect Tenant’s use of or access to the Leased Premises), the direction of the flow of traffic or construction of additional buildings thereupon. Landlord may provide security for the Common Areas, but is not obligated to do so. Under no circumstances shall Landlord be liable or responsible for any acts or omissions of any party providing any services to the Common Areas, Building or other improvements, including, without limitation, any security service, notwithstanding anything to the contrary contained in this Lease.

(c) Parking. Tenant is hereby allocated and shall have the non-exclusive and non-preferential right on an unassigned and unreserved basis to use not more than the number of parking spaces specified in Section 1.16 hereof (the “Parking Spaces”) for use by Tenant and Tenant’s Parties (hereinafter defined), while Tenant’s Parties are performing work or services for Tenant at the Leased Premises. The location of the Parking Spaces may be designated from time to time by Landlord. At no time, may Tenant or any of Tenant’s Parties use more than the number of Parking Spaces specified above.

(1) General Procedures. The Parking Spaces will not be separately identified; however Landlord reserves the right in its reasonable discretion to separately identify by signs or other markings the area where Tenant’s Parking Spaces will be located. Landlord shall have no obligation to monitor the use of the parking area, nor shall Landlord be responsible for any loss or damage to any vehicle or other property or for any injury to any person. Said Parking Spaces shall be used only for parking of automobiles no larger than full size passenger automobiles, sport utility vehicles or small pick-up trucks. Tenant shall comply with all rules and regulations which may be adopted by Landlord from time to time. Tenant shall not at any time use more parking spaces than the number allocated to Tenant or park vehicles or the vehicles of others in any portion of the Complex reasonably designated by Landlord as exclusive parking area for others. Tenant shall be responsible for and breach or violation by Tenant’s Parties of the parking regulations and requirements in this Lease. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. All trucks (other than pick-up trucks) and delivery vehicles shall be (i) temporarily parked for loading and unloading in a location designated by Landlord and otherwise in a manner which does not interfere with the businesses of other occupants of the Complex, and (ii) permitted to remain on the Complex only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects in its sole and absolute discretion or is required by any law to limit or control parking in the Complex, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord. Notwithstanding the foregoing, Tenant shall not be required to pay for the use of parking spaces; provided, however the foregoing is not intended to limit Tenant’s obligations regarding Operating Costs. Landlord may temporarily close off or restrict access to the parking areas from time to time as reasonably necessary to facilitate construction, alteration, or improvements, without incurring any liability to Tenant and without any abatement of Rent under this Lease. Tenant’s continued right to use the Parking Spaces is conditioned on Tenant’s abiding by all rules and regulations prescribed from time to time for the orderly operation and use of the parking facility. Tenant shall use all reasonable efforts to ensure that Tenant’s employees and visitors also comply with such rules and regulations.

(2) Identification. Tenant shall furnish Landlord with a list of its employees’ vehicle license numbers within fifteen (15) days after taking possession of the Leased Premises and thereafter shall notify Landlord of any changes within fifteen (15) days after request by Landlord. Landlord also reserves the right to implement a system requiring that all employees of Tenant attach a parking sticker or parking permit to their vehicles.

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(3) Condition. Tenant’s right to use the number of allocated Parking Spaces under Section 3.4(c) and all subsections thereof are expressly conditioned upon Tenant being in occupancy of the Leased Premises.

(4) Remedies. Tenant acknowledges and agrees that a breach of the parking provisions by Tenant or any of Tenant’s Parties may seriously interfere with Landlord’s operation of the Complex and with the rights or occupancy by other tenants of the Complex. Accordingly, Landlord may suffer damages that are not readily ascertainable. Therefore, if Tenant or any of Tenant’s Parties use more than the number of allocated Parking Spaces, or park other than as designated by Landlord for the Parking Spaces, or otherwise fail to comply with any of the foregoing provisions, then Landlord, in addition to any other rights or remedies available at law or in equity or under the Lease, may charge Tenant, as liquidated damages, Twenty-Five Dollars ($25.00) per day during the continuance of each violation during a calendar year after Tenant has been previously notified on two or more occasions during such calendar of a violation, or for each violation that is not cured within one (1) business day’s notice of such violation, and Tenant shall pay such charge within thirty (30) days after request by Landlord. Each vehicle parked in violation of the foregoing provisions shall be deemed a separate violation. In addition, Landlord may immobilize and/or tow from the Complex any vehicle parked in violation hereof, and/or attach violation stickers or notices to such vehicle. The out of pocket cost to remove any such vehicle shall be paid by Tenant within thirty (30) days after request by Landlord. Landlord reserves the right in its sole and absolution discretion to have the parking areas operated by a third party and Tenant shall comply with the rules and regulations of such parking operator.

ARTICLE 4 TERM AND POSSESSION

4.1 Commencement Date. The Term of this Lease shall commence on the Commencement Date and shall be for the Term specified in Section 1.8 hereof (which includes as set forth in Section 1.8 any partial month at the commencement of the Term if the Term commences other than on the first day of the calendar month).

4.2 Acknowledgment of Commencement. After delivery of the Leased Premises to Tenant, Tenant shall execute a written acknowledgment of the date of commencement in the form attached hereto as Exhibit D, and by this reference it shall be incorporated herein. The failure or delay by Landlord to request such acknowledgment or the failure or delay by Tenant in executing and delivery such acknowledgement shall not delay or extend the Commencement Date.

4.3 Pre-Term Possession. Landlord will endeavor to permit Tenant to have early access to the Leased Premises approximately two (2) weeks prior to the Commencement Date for Tenant to make arrangements for the move into the Leased Premises, to perform certain alterations, and to allow Tenant to install its furniture, fixtures and equipment, provided, however, that any such early access shall not interfere or delay with the construction of the Tenant Improvements. Such early access will be provided in a written notice from Landlord to Tenant. Such early access by Tenant, or any agent, employee or contractor of Tenant, to the Leased Premises prior to the Commencement Date shall be subject to all the provisions of this Lease (other than the payment of Minimum Monthly Rent, Operating Cost and Taxes, and the start of the Minimum Rent Abatement Period), including, without limitation, Tenant’s compliance with the insurance and indemnity requirements of this Lease. Said early access shall not advance the termination date of this Lease. Tenant agrees that it shall not in any way interfere with the progress of the Tenant Improvements. Should such access prove an impediment to the progress of the Tenant Improvements, in Landlord’s reasonable judgment, Landlord may demand that Tenant forthwith vacate the Leased Premises until such time as Landlord’s work is complete, and Tenant shall immediately comply with this demand. Tenant shall comply with all terms and conditions of this Lease during the course of any pre-term possession, except as provided above.

4.4 Delay. If Landlord, for any reason whatsoever, cannot deliver possession of the Leased Premises to Tenant with the Tenant Improvements Substantially Completed at the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting

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therefrom, but in that event, there shall be no accrual of Rent for the period between the Estimated Commencement Date and the Commencement Date, except if the delay is due to a Tenant Delay. For each of day beyond the date which is sixty (60) days following the Estimated Commencement Date (the “Outside Delivery Date”) that the Commencement Date has not occurred (other than to the extent caused directly by any Tenant Delay or Force Majeure), then in addition to the delay of the Commencement Date Tenant shall receive a credit against Base Rent from and after the Commencement Date equal to one (1) day of Base Rent for each such day of delay beyond the Outside Delivery Date.

4.5 Condition and Acceptance of Work. Landlord agrees to deliver possession of the Leased Premises to Tenant in broom clean condition with the base Building HVAC, electrical and plumbing systems serving the Leased Premises in good operating condition. Within thirty (30) days following the date Tenant takes possession of the Leased Premises, Tenant may provide Landlord with a punch list which sets forth any corrective work to be performed by Landlord with respect to work performed by Landlord; provided, however, that Tenant’s obligation to pay Rent and other sums under this Lease shall not be affected thereby. If Tenant fails to submit a punch list to Landlord within such thirty (30) day period, Tenant agrees that by taking possession of the Leased Premises it will conclusively be deemed to have inspected the Leased Premises and found the Leased Premises in satisfactory condition, with all work required of Landlord completed. Tenant acknowledges that neither Landlord, nor any agent, employee or servant of Landlord, has made any representation or warranty, expressed or implied, with respect to the Leased Premises, Building or Common Areas of the Complex, except as specifically provided in this Lease or with respect to the suitability of them to the conduct of Tenant’s business, nor has Landlord agreed to undertake any modifications, alterations, or improvements of the Leased Premises, Building or Common Areas of the Complex, except as specifically provided in this Lease.

4.6 Failure to Take Possession. Tenant’s inability or failure to take possession of the Leased Premises when delivery is tendered by Landlord shall not delay the Commencement Date of the Lease or Tenant’s obligation to pay Rent.

ARTICLE 5 MINIMUM MONTHLY RENT

5.1 Payment. Tenant shall pay to Landlord at the address specified in Section 1.1, or at such other place as Landlord may otherwise designate, as “Minimum Monthly Rent” for the Leased Premises the amount specified in Section 1.9 hereof, payable in advance on the first day of each month during the Term of the Lease. If the Term commences on other than the first day of a calendar month, the rent for the first partial month shall be prorated accordingly. All payments of Minimum Monthly Rent (including sums defined as rent in Section 2) shall be in lawful money of the United States, and payable without deduction, offset, counterclaim, prior notice or demand.

5.2 Advance Rent. The first full month’s rent shall be paid by Tenant to Landlord upon the execution of this Lease as advance rent, provided, however, that such amount shall be held by Landlord as an additional “Security Deposit” pursuant to this Lease until it is applied by Landlord to the first Minimum Monthly Rent due hereunder.

5.3 Late Payment. If during any twelve (12) month period, Tenant fails to pay Rent within five (5) business days after receipt of notice that payment is past due on more than three occasions, then Landlord may, by giving written notice to Tenant, require that Tenant pay the Minimum Monthly Rent and other Rent to Landlord quarterly in advance.

ARTICLE 6 ADDITIONAL RENT

6.1 Personal Property, Gross Receipts, Leasing Taxes. This section is intended to deal with impositions or taxes directly attributed to Tenant or this transaction, as distinct from taxes attributable to the Building or Common Areas of the Complex which are to be allocated among various tenants and others. Tenant

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shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Leased Premises which become due during the Term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If such taxes are included in the bill for the Real Estate Taxes for the Building or Complex, then Tenant shall pay to Landlord as additional rent the amount of such taxes within thirty (30) days after demand from Landlord.

6.2 Operating Costs and Taxes.

(a) Base Year Increases. If the Operating Costs and Taxes for any Lease Year, calculated on the basis of the greater of (i) actual Operating Costs and Taxes; or (ii) as if the Building were at least one hundred percent (100%) occupied and operational for the whole of such Lease Year, are more than the applicable Base Year Costs for Base Operating Costs and Base Taxes as set forth in section 1.10 (which Base Year Costs shall be calculated separately Operating Costs and Taxes), Tenant shall pay to Landlord its Proportionate Share of any such increase in Operating Costs and/or Taxes, as the case may be, as additional Rent as hereinafter provided.

(b) Partial Year. If any Lease Year of less than twelve (12) months is included within the Term, the amount payable by Tenant for such period shall be prorated on a per diem basis based on the actual number of days in the year).

6.3 Method of Payment. Any additional Rent payable by Tenant under Sections 6.1 and 6.2 hereof shall be paid as follows, unless otherwise provided:

(a) Estimated Monthly. During the Term, Tenant shall pay to Landlord monthly in advance with its payment of Minimum Monthly Rent, one-twelfth (l/12th) of the amount of such additional Rent as estimated by Landlord in advance, in good faith, to be due from Tenant. If at any time during the course of the fiscal year, Landlord determines that Operating Costs and/or Taxes are projected to vary from the then estimated costs for such items by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the estimated Operating Costs and/or Taxes for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant will have paid to Landlord Tenant’s Proportionate Share of the such revised expenses for such year.

(b) Annual Reconciliation. Annually, as soon as is reasonably possible after the expiration of each Lease Year, Landlord shall prepare in good faith and deliver to Tenant a comparative statement (the “Annual Statement”) setting forth (1) the Operating Costs, Taxes and Insurance Costs for such Lease Year, and (2) the amount of additional Rent as determined in accordance with the provisions of this Article 6.

(c) Adjustment. If the aggregate amount of such estimated additional Rent payments made by Tenant in any Lease Year should be less than the additional Rent due for such year, then Tenant shall pay to Landlord as additional Rent upon demand the amount of such deficiency. If the aggregate amount of such additional Rent payments made by Tenant in any Lease Year of the Term should be greater than the additional Rent due for such year, then should Tenant not be otherwise in default hereunder, the amount of such excess will be applied by Landlord to the next succeeding installments of such additional Rent due hereunder; and if the Term has expired and there is any such excess for the last year of the Term, the amount thereof will be refunded by Landlord to Tenant within sixty (60) days of the last day of the Term, provided if Tenant is in default under the terms of this Lease, Landlord may first deduct such amount to cure Tenant’s default.

(d) Inspection. Tenant shall have the right at its own expense to inspect the books and records of Landlord pertaining to Operating Costs, Insurance Costs and Taxes once in any calendar year by any employee of Tenant or by a certified public accountant mutually acceptable to Landlord and Tenant (provided such certified public accountant charges for its service on an hourly basis and not based on a percentage of any recovery or similar incentive method) at reasonable times, and upon reasonable written notice to Landlord as

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hereinafter provided. Tenant’s right to inspect such books and records is conditioned upon Tenant first paying Landlord the full amount billed by Landlord. Within ninety (90) days after receipt of Landlord’s annual reconciliation of Operating Costs, Insurance Costs and Taxes, Tenant shall have the right, after at least thirty (30) days prior written notice to Landlord, to inspect at the offices of Landlord or its property manager, the books and records of Landlord pertaining solely to the Operating Costs, Insurance Costs and Taxes for the immediately preceding calendar year covered in such annual reconciliation statement. All expenses of the inspection shall be borne by Tenant and must be completed within thirty (30) days after commencement of such inspection. If Tenant’s inspection reveals a discrepancy in the comparative annual reconciliation statement, Tenant shall deliver a copy of the inspection report and supporting calculations to Landlord within thirty (30) days after completion of the inspection. If Tenant and Landlord are unable to resolve the discrepancy within thirty (30) days after Landlord’s receipt of the inspection report, either party may upon written notice to the other have the matter decided by an inspection by an independent certified public accounting firm approved by Tenant and Landlord (the “CPA Firm”), which approval shall not be unreasonably withheld or delayed. If the inspection by the CPA Firm shows that the actual aggregate amount of Operating Costs, Insurance Costs or Taxes payable by Tenant is greater than the amount previously paid by Tenant for such accounting period, Tenant shall pay Landlord the difference within thirty (30) days. If the inspection by the CPA Firm shows that the actual applicable amount is less than the amount paid by Tenant, then the difference shall be applied in payment of the next estimated monthly installments of Operating Costs, Insurance Costs and/or Taxes owing by Tenant, or in the event such accounting occurs following the expiration of the Term hereof, such difference shall be refunded to Tenant. Tenant shall pay for the cost of the inspection by the CPA Firm, unless such inspection shows that Landlord overstated the aggregate amount Operating Costs, Insurance Costs or Taxes by more than five percent (5%), in which case Landlord shall pay for the cost of the inspection by the CPA Firm. Tenant acknowledges and agrees that any information revealed in the above described inspection may contain proprietary and sensitive information and that significant damage could result to Landlord if such information were disclosed to any party other than Tenant’s auditors. Tenant shall not in any manner disclose, provide or make available any information revealed by the inspection to any person or entity without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion.

ARTICLE 7 ACCORD AND SATISFACTION

7.1 Acceptance of Payment. No payment by Tenant or receipt by Landlord of a lesser amount of Minimum Monthly Rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity. Landlord may accept any partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure Section 1161, et seq., or of any successor statute thereto.

ARTICLE 8 SECURITY DEPOSIT

8.1 Payment on Lease Execution. The first full month’s rent payable by Tenant to Landlord in accordance with Paragraph 5.2 above is hereby designated as a Security Deposit and shall remain the sole and separate property of Landlord until it is applied by Landlord to the first Minimum Monthly Rent due hereunder. As this sum both in equity and at law is Landlord’s separate property, Landlord shall not be required to (1) keep said deposit separate from his general accounts, or (2) pay interest, or other increment for its use. If such amount is not so applied, or if prior to application Tenant fails to pay rent or other charges when due hereunder, or otherwise defaults with respect to any provision of this Lease, including and not limited to Tenant’s obligation to restore or clean the Leased Premises following vacation thereof, Tenant, at Landlord’s election, shall be deemed not to have earned the right to repayment of the Security Deposit, or those portions thereof used or applied by Landlord for the payment of any rent or other charges in default, or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss

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or damage which Landlord may suffer thereby. Landlord may retain such portion of the Security Deposit as it reasonably deems necessary to restore or clean the Leased Premises following vacation by Tenant. The Security Deposit is not to be characterized as rent until and unless so applied in respect of a default by Tenant. Tenant hereby waives all provisions of law, now or hereafter in force, which may that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Leased Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

8.2 Restoration of Deposit. If Landlord elects to use or apply all or any portion of the Security Deposit as provided in Section 8.1, Tenant shall within ten (10) days after written demand therefor pay to Landlord in cash, an amount equal to that portion of the Security Deposit used or applied by Landlord, and Tenant’s failure to so do shall be a material breach of this Lease. The ten (10) day notice specified in the preceding sentence shall insofar as not prohibited by law, constitute full satisfaction of notice of default provisions required by law or ordinance.

8.3 Letter of Credit. Within thirty (30) days following the full execution of this Lease, Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or that Landlord reasonably estimates it may suffer) as a result of any breach, default or failure to perform by Tenant under this Lease, an irrevocable and unconditional negotiable standby Letter of Credit (“Letter of Credit”), in the form as is reasonably acceptable to Landlord, payable at an office in the San Francisco Bay Area, California or permit the draw of the letter of credit by overnight courier, running in favor of Landlord and issued a solvent, nationally recognized bank with a long term rating of BBB or higher, under the supervision of the Superintendent of Banks of the State of California, or a national banking association (an “Acceptable Issuing Bank”), in the amount provided in Section 1.11 of this Lease (the “Letter of Credit Amount”). Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the Letter of Credit and any replacement Letter of Credit. The bank issuing the Letter of Credit (the “Bank”) shall be subject to Landlord’s prior written approval, which approval shall not be withheld by Landlord if the proposed Bank is an Acceptable Issuing Bank. As of the Lease Reference Date, subject to the remainder of this Section 8.3, Square 1 Bank is an Acceptable Issuing Bank. If an Acceptable Issuing Bank is declared insolvent or taken over by the Federal Deposit Insurance Corporation or any governmental agency for any reason or does not meet the standards to be approved an Acceptable Issuing Bank, Tenant shall deliver a replacement Letter of Credit from another Bank approved by Landlord that meets the standards for an Acceptable Issuing Bank within the earlier of (i) thirty (30) days after notice from Landlord that the Bank does not meet the standard for an Acceptable Issuing Bank, or (ii) the date the Bank is declared insolvent or taken over for any reason by the Federal Deposit Insurance Corporation or any other governmental agency. In addition, the Letter of Credit shall expressly provide for the following:

(1) shall be “callable” at sight, irrevocable, and unconditional;

(2) shall be maintained in effect, whether through renewal or extension, for the period from the date of this Lease and continuing until the date (the “Letter of Credit Expiration Date”) that is sixty (60) days after the expiration of the Term (as the Term may be extended). The Letter of Credit may be for one year period, provided the Letter of Credit is automatically extended for not less than a one year period unless the issuing Bank provides written notice to Landlord not less than sixty (60) days prior to the then expiration date of the Letter of Credit that the issuing Bank will not renew or extend the Letter of Credit, in which case Tenant shall deliver to Landlord a replacement Letter of Credit not less than thirty (30) days prior to the scheduled expiration date of the then existing Letter of Credit held by Landlord without any action whatsoever on the part of Landlord;

(3) shall be fully assignable by Landlord, its successors, and assignees of its interest in the Leased Premises;

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(4) shall permit partial draws and multiple presentations and drawings; and

(5) shall be otherwise subject to the Uniform Customs and Practices for Documentary Credits, International Chamber of Commerce Publication No. 600 (UCP600), or the International Standby Practices-ISP 98, International Chamber of Commerce Publication No. 590 (1998).

(a) Transfers. The Letter of Credit shall also provide that Landlord, its successors, and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent, transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to another party, person, or entity, provided such transferee is the assignee of the Landlord’s rights and interests in and to this Lease and expressly assumes the same and Landlord’s obligations under the Lease, or to any lender providing financing to Landlord. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and Landlord shall then (provided such transferee assumes all of Landlord’s obligations under this Lease), be released by Tenant from all liability therefor, and it is agreed that the provisions of this Section shall apply to every transfer or assignment of the whole or any portion of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall execute and submit to the Bank such applications, documents, and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection with any such transfer.

(b) Restoration. If, as a result of any drawing by Landlord on the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within ten (10) business days after the drawdown by Landlord and notice thereof to Tenant, take such actions as are required to restore the Letter of Credit Amount, which may include providing a replacement Letter of Credit for the full Letter of Credit Amount, provided such additional Letter(s) of Credit or replacement Letter of Credit comply with the applicable requirements of Section 8.2 and all subsections thereof of this Lease. If Tenant fails to comply with this requirement, such failure shall be deemed a rent default under Section 24.1(a) of this Lease, provided that if Landlord is prevented from delivering a notice of default to Tenant or otherwise declaring a default by Tenant for any reason, including, without limitation, because Tenant has filed a voluntary petition, or an involuntary petition has been filed against Tenant, under the Bankruptcy Code, then no such notice or declaration of default and cure period shall be required for a rent default under Section 24.1(a) of this Lease.

(c) Renewals. Tenant covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part of it and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, Landlord will accept a renewal of the letter of credit (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days before the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as required in Section 8.2 above through the Letter of Credit Expiration Date on the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its reasonable discretion. However, if the Letter of Credit is not timely renewed, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in Section 8.2 above, Landlord shall have the right to present the Letter of Credit to the Bank to draw on the Letter of Credit, and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall be deemed held by Landlord as security in accordance with applicable laws, but need not be segregated from Landlord’s other assets, but shall be returned to Tenant within thirty (30) days of receipt of a replacement Letter of Credit. Landlord agrees to pay to Tenant within sixty (60) days after the expiration of the Term of this Lease the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease, or not used to pay for any losses and damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if before the Letter of Credit Expiration Date a voluntary petition is

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filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

(d) Draws. Tenant acknowledges and agrees that Landlord is entering into this Lease in material reliance on the ability of Landlord to draw on the Letter of Credit on the occurrence of any breach, default or failure to perform on the part of Tenant under this Lease. If Tenant shall breach or fail to perform any provision of this Lease or otherwise be in default under this Lease, in each case beyond the applicable notice and cure period, Landlord may, but without obligation to do so, draw on the Letter of Credit, in part or in whole, to cure any breach or default of Tenant and to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default and to which Landlord is entitled under this Lease, including any damages that accrue upon termination of the Lease under the Lease and/or Section 1951.2 of the California Civil Code or any similar provision. The use, application, or retention of any proceeds of the Letter of Credit, or any portion of it, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, following a draw properly made by Landlord of any portion of the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing on such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (1) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank; (2) Tenant is not a third party beneficiary of such contract; (3) Tenant has no property interest whatsoever in the Letter of Credit; and (4) if Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim or rights to the Letter of Credit by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise.

In addition, Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable:

(i) Landlord states that such amount is due to Landlord under the terms and conditions of this Lease, provided that if Landlord is prevented from delivering a notice of default to Tenant for any reason, including, without limitation, because Tenant has filed a voluntary petition, or an involuntary petition has been filed against Tenant, under the Bankruptcy Code (hereinafter defined), then no such notice and cure period shall be required;

(ii) Tenant has filed a voluntary petition under any chapter of the U.S. Bankruptcy Code or any similar state law (collectively, the “Bankruptcy Code”);

(iii) Tenant has assigned any or all of its assets to creditors in accordance with any federal or state laws;

(iv) an involuntary petition has been filed against Tenant or any guarantor of Tenant’s obligations under this Lease under any chapter of the Bankruptcy Code, which petition is not dismissed within sixty (60) days after the date it is filed; provided, however, that if Tenant is still operating its business in the Leased Premises and this Lease has not been terminated, Landlord may draw upon the Letter of Credit only to the extent such amount is due Landlord under the terms of this Lease or the guaranty of this Lease; or

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(v) the Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the Letter of Credit Expiration Date; or

(vi) the Bank does not meet the standard for an Acceptable Issuing Bank and Tenant has not delivered a replacement Letter of Credit form an Acceptable Issuing Bank within the earlier of (i) thirty (30) days after notice from Landlord that the Bank does not meet the standard for an Acceptable Issuing Bank, or (ii) the date the Bank is declared insolvent or taken over for any reason by the Federal Deposit Insurance Corporation or any other governmental agency.

(e) Replacement. Tenant may, from time to time, replace any existing Letter of Credit with a new Letter of Credit if the new Letter of Credit:

(1) Becomes effective at least 30 days before expiration of the Letter of Credit that it replaces;

(2) Is in the applicable Letter of Credit Amount;

(3) Is issued by an Acceptable Issuing Bank or a Bank otherwise acceptable to Landlord in its sole discretion; and

(4) Otherwise complies with the requirements of Section 8.2 and all subsections thereof.

(f) Not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal of it or any proceeds applied by Landlord as provided in this Lease be (1) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (2) subject to the terms of Section 1950.7, or (3) intended to serve as a “security deposit” within the meaning of Section 1950.7. Landlord and Tenant (1) agree that Section 1950.7 and any and all other laws, rules, and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy to the Letter of Credit, and (2) waive any and all rights, duties, and obligations either party may now or in the future have relating to or arising from the Security Deposit Laws.

(g) Reduction in Letter of Credit Amount. Tenant shall have the right to reduce the amount of the Letter of Credit so that the reduced Letter of Credit Amount will be $142,099.20 effective as of the first day of the thirty-sixth (36th) full calendar month following the Commencement Date. Notwithstanding anything to the contrary contained herein, if Tenant has been in default under this Lease at any time prior to the effective date of any reduction of the Security Deposit and Tenant has failed to cure such default within any applicable cure period, then Tenant shall have no right to reduce the amount of the Letter of Credit as described herein. Any reduction in the Letter of Credit shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit in full compliance with the terms of this Paragraph 8.3 and in the reduced amount.

ARTICLE 9 USE

9.1 Permitted Use. The Leased Premises may be used and occupied only for the purposes specified in Section 1.12 hereof, and for no other purpose or purposes. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Leased Premises, their cleanliness, safety, occupation and use. Tenant shall not use, or permit to be used, the Leased Premises in any manner that will unreasonably disturb any other tenant in the Building or Complex, or obstruct or interfere with the rights of other tenant or occupants of the Building or Complex, or injure or annoy them or create any unreasonable smells, noise or vibrations (taking into account the nature and tenant-mix of the Building). Tenant shall not do, permit or suffer in, on, or about the Leased Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall not allow the Leased Premises to be used for any improper, unlawful or objectionable purpose.

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9.2 Safes, Heavy Equipment. Tenant shall not place a load upon any floor of the Leased Premises which exceeds the lesser of fifty (50) pounds per square foot live load or such other amount specified in writing by Landlord from time to time. Landlord reserves the right to prescribe the weight and position of all safes and heavy installations which Tenant wishes to place in the Leased Premises so as properly to distribute the weight thereof, or to require plans prepared by a qualified structural engineer at Tenant’s sole cost and expense for such heavy objects. Notwithstanding the foregoing, Landlord shall have no liability for any damage caused by the installation of such heavy equipment or safes.

9.3 Machinery. Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any other leased space to such a degree as to be objectionable to Landlord or to any tenants in the Complex shall be placed and maintained by the party possessing the machines or equipment, at such party’s expense, in settings of cork, rubber or spring type noise and/or vibration eliminators, and Tenant shall take such other measures as needed to eliminate vibration and/or noise. If the noise or vibrations cannot be eliminated, Tenant must remove such equipment within ten (10) days following written notice from Landlord.

9.4 Waste or Nuisance. Tenant shall not commit, or suffer to be committed, any waste upon the Leased Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Complex in which the Leased Premises are located.

9.5 Access. Tenant shall have access to the Leased Premises twenty-four hours a day, seven days a week, subject to any security requirements and regulations that may be in effect at the time. Tenant acknowledges and agrees that it shall use the card-key system currently in place for entry into the Building and into the Leased Premises.

ARTICLE 10 COMPLIANCE WITH LAWS AND REGULATIONS

10.1 Compliance Obligations.

(a) Tenant shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to Tenant’s particular use of the Leased Premises or the specific operation of Tenant’s business, and shall faithfully observe in the use or occupancy of the Leased Premises all municipal ordinances and state and federal statutes, laws and regulations now or hereafter in force, including, without limitation, the “Environmental Laws” (as hereinafter defined), and the Americans with Disabilities Act, 42 U.S.C. §§ 12101-12213 (and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto), whether or not any of the foregoing were foreseeable or unforeseeable at the time of the execution of this Lease. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that any such requirement, ordinance, statute or regulation pertaining to the Leased Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant. As of the Lease Reference Date, Landlord has not received any notification that the Premises, or any portion thereof, is in violation of the ADA, which alleged violation remains uncured.

(b) Landlord shall, as an Operating Cost, comply with all of the applicable requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Common Areas of the Building, but only to the extent required by any governmental authority with jurisdiction thereof; provided, if any work is required to comply with any such law as a result of Tenant’s use of the Leased Premises or the operation of Tenant’s business, or any Alteration made by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant.

10.2 Condition of Leased Premises. Subject to Landlord’s work, if any, as referred to in Exhibit C to this Lease, and except as otherwise expressly provided herein, Tenant hereby accepts the Leased Premises in the condition existing as of the date of occupancy, subject to all applicable zoning, municipal, county and state laws,

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ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the Leased Premises, and without representation, warranty or covenant by Landlord, express or implied, as to the condition, habitability or safety of the Leased Premises, the suitability or fitness thereof for their intended purposes, or any other matter.

10.3 Hazardous Materials.

(a) Hazardous Materials. As used herein, the term “Hazardous Materials” shall mean any wastes, materials or substances (whether in the form of liquids, solids or gases, and whether or not air-borne), which are or are deemed to be (i) pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk to public health or to the environment, or which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto, including, without limitation, any such items or substances which are or may become regulated by any of the Environmental Laws (as hereinafter defined); (ii) listed as a chemical known to the State of California to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, Division 20, Chapter 6.6 (Safe Drinking Water and Toxic Enforcement Act of 1986); or (iii) a pesticide, petroleum, including crude oil or any fraction thereof, asbestos or an asbestos-containing material, a polychlorinated biphenyl, radioactive material, or urea formaldehyde.

(b) Environmental Laws. In addition to the laws referred to in section 10.3(a) above, the term “Environmental Laws” shall be deemed to include, without limitation, 33 U.S.C. Section 1251 et seq., 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 7401 et seq., 42 U.S.C. Section 9601 et seq., and California Health and Safety Code Section 25100 et seq., and 25300 et seq., California Water Code, Section 13020 et seq., or any successor(s) thereto, all local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

(c) Use of Hazardous Materials. Tenant agrees that during the Term of this Lease, there shall be no use, presence, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release, or threatened release of Hazardous Materials on, from or under the Leased Premises (individually and collectively, “Hazardous Use”) except to the extent that, and in accordance with such conditions as, Landlord may have previously approved in writing in its sole and absolute discretion. However, without the necessity of obtaining such prior written consent, Tenant shall be entitled to use and store only those Hazardous Materials which are (i) typically used in the ordinary course of business in an office for use in the manner for which they were designed and in such limited amounts as may be normal, customary and necessary for Tenant’s business in the Leased Premises, and (ii) in full compliance with Environmental Laws, and all judicial and administrative decisions pertaining thereto. For the purposes of this Section 10.3(c), the term Hazardous Use shall include Hazardous Use(s) on, from or under the Leased Premises by Tenant or any of its directors, officers, employees, shareholders, partners, business invitees, agents, contractors or occupants (collectively, “Tenant’s Parties”), whether known or unknown to Tenant, and whether occurring and/or existing during or prior to the commencement of the Term of this Lease.

(d) Compliance. Tenant agrees that during the Term of this Lease Tenant shall not be in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Leased Premises including, but not limited to, the Environmental Laws. As of the Lease Reference Date, Landlord has no actual knowledge, and has not received any notification, that the Complex, the Building, or any portion thereof, is in violation of any Environmental Laws.

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(e) Inspection and Testing by Landlord. Landlord shall have the right at all times during the term of this Lease to (i) inspect the Leased Premises and to (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section. Except in case of emergency, Landlord shall give reasonable notice to Tenant before conducting any inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Tenant if Tenant is in breach of Section 10.3 of this Lease. Neither any action nor inaction on the part of Landlord pursuant to this Section 10.3(e) shall be deemed in any way to release Tenant from, or in any way modify or alter, Tenant’s responsibilities, obligations, and/or liabilities incurred pursuant to Section 10.3 hereof.

10.4 Indemnity. Tenant shall indemnify, hold harmless, and, at Landlord’s option (with such attorneys as Landlord may approve in advance and in writing), defend Landlord and Landlord’s officers, directors, shareholders, partners, members, managers, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all “Losses” (hereinafter defined) arising from or related to: (a) any violation or alleged violation by Tenant or any of Tenant’s Parties of any of the requirements, ordinances, statutes, regulations or other laws referred to in this Article 10, including, without limitation, the Environmental Laws; (b) any breach of the provisions of this Article 10 by Tenant or any of Tenant’s Parties; or (c) any Hazardous Use by Tenant or any Tenant Parties on, about or from the Leased Premises of any Hazardous Material approved by Landlord under this Lease. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages, penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, damages for the loss or restriction on use of any space or amenity within the Building or the Complex, damages arising from any adverse impact on marketing space in the Complex, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys’ and consultants’ fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.

ARTICLE 11 SERVICE AND EQUIPMENT

11.1 Climate Control. Landlord shall provide climate control to the Leased Premises from 8:00 a.m. to 6:00 p.m. (the “Climate Control Hours”) on weekdays (Saturdays, Sundays and holidays excepted) to maintain a temperature adequate for comfortable occupancy, provided that Landlord shall have no responsibility or liability for failure to supply climate control service when making repairs, alterations or improvements or when prevented from so doing by strikes or any cause beyond Landlord’s reasonable control. Any climate control furnished for periods not within the Climate Control Hours pursuant to Tenant’s request shall be at Tenant’s sole cost and expense in accordance with rate schedules promulgated by Landlord from time to time. As of the Lease Reference Date, the rate for climate control at times other than the Climate Control Hours is Forty Dollars ($40.00) per hour, with a two (2) hour minimum. Upon request, Landlord shall advise Tenant of the then current rate schedule. Tenant acknowledges that Landlord has installed in the Building a system for the purpose of climate control. Any use of the Leased Premises not in accordance with the design standards or any arrangement of partitioning which interferes with the normal operation of such system may require changes or alterations in the system or ducts through which the climate control system operates. Any changes or alterations so occasioned, if such changes can be accommodated by Landlord’s equipment, shall be made by Tenant at its cost and expense but only with the written consent of Landlord first had and obtained, and in accordance with drawings and specifications and by a contractor first approved in writing by Landlord. If installation of partitions, equipment or fixtures by Tenant necessitates the re-balancing of the climate control equipment in the Leased Premises, the same will be performed by Landlord at Tenant’s expense. Any charges to be paid by Tenant hereunder shall be due within thirty (30) days of receipt of an invoice from Landlord.

11.2 Elevator Service. Landlord shall provide elevator service (which may be with or without operator at Landlord’s option) provided that Tenant, its employees, and all other persons using such services shall do so at their own risk.

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11.3 Cleaning Public Areas. Landlord shall maintain and keep clean the street level lobbies, sidewalks, truck dock, public corridors and other public portions of the Building.

11.4 Refuse Disposal. Tenant shall pay Landlord, within thirty (30) days of being billed therefor, for the removal from the Leased Premises and the Building of such refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of a reasonable office.

11.5 Janitorial Service. Landlord shall provide cleaning and janitorial service in and about the Complex and Leased Premises five days a week (which is currently scheduled for Monday through Friday, holidays excepted, subject to change by Landlord) in accordance with commercially reasonable standards in an office building in the city in which the Building is located.

11.6 Special Cleaning Service. To the extent that Tenant shall require special or more frequent cleaning and/or janitorial service (hereinafter referred to as “Special Cleaning Service”) Landlord may, upon reasonable advance notice from Tenant, elect to furnish such Special Cleaning Service and Tenant agrees to pay Landlord, within thirty (30) days of being billed therefor, Landlord’s charge for providing such additional service. Special Cleaning Service shall include but shall not be limited to the following to the extent such services are beyond those typically provided pursuant to section 11.5 above:

(a) The cleaning and maintenance of Tenant eating facilities other than the normal and ordinary cleaning and removal of garbage, which special cleaning service shall include, without limitation, the removal of dishes, utensils and excess garbage; it being acknowledged that normal and ordinary cleaning service does not involve placing dishes, glasses and utensils in the dishwasher, cleaning any coffee pot or other cooking mechanism or cleaning the refrigerator or any appliances;

(b) The cleaning and maintenance of Tenant computer centers, including peripheral areas other than the normal and ordinary cleaning and removal of garbage if Tenant so desires;

(c) The cleaning and maintenance of special equipment areas, locker rooms, and medical centers;

(d) The cleaning and maintenance in areas of special security; and

(e) The provision of consumable supplies for private toilet rooms.

11.7 Electrical. During the Term of this Lease, there shall be available to the Leased Premises electrical facilities comparable to those supplied in other comparable office buildings in the vicinity of the Building to provide sufficient power for normal lighting and office machines of similar low electrical consumption, and one personal computer for each desk station, but not for any additional computers or extraordinary data processing equipment, special lighting and any other item of electrical equipment which requires a voltage other than one hundred ten (110) volts single phase and is not typically found in an office, as determined by Landlord in its sole, but reasonable discretion; and provided, however, that if the installation of such electrical equipment requires additional air conditioning capacity above that normally provided to tenants of the Building or above standard usage of existing capacity as determined by Landlord in its sole, but reasonable discretion, then the additional air conditioning installation and/or operating costs attributable thereto shall be paid by Tenant. Tenant agrees not to use any apparatus or device in, upon or about the Leased Premises which may in any way increase the amount of such electricity usually furnished or supplied to the Leased Premises, and Tenant further agrees not to connect any apparatus or device to the wires, conduits or pipes or other means by which such electricity is supplied, for the purpose of using additional or unusual amounts of electricity, without the prior written consent of Landlord. At all times, Tenant’s use of electric current shall never exceed Tenant’s share of the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install or use or permit the installation or use in the Leased Premises of any computer or electronic data processing or ancillary equipment or any other electrical apparatus designed to operate on

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electrical current in excess of 110 volts and 5 amps per machine, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If Tenant shall require electrical current in excess of that usually furnished or supplied for use of the Leased Premises as general office space, Tenant shall first procure the written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed) to the use thereof and Landlord or Tenant may (i) cause a meter to be installed in or for the Leased Premises, or (ii) if Tenant elects not to install said meter, Landlord may reasonably estimate such excess electrical current. The cost of any meters (including, without limitation, the cost of any installation) or surveys to estimate such excess electrical current shall be paid by Tenant. Landlord’s approval of any space plan, floor plan, construction plans, specifications, or other drawings or materials regarding the construction of the Tenant Improvements or any alterations shall not be deemed or construed as consent by Landlord under this paragraph to Tenant’s use of such excess electrical current as provided above. Tenant agrees to pay to Landlord, promptly upon demand therefor, all costs of such excess electrical current consumed as calculated by said meters (at the rates charged for such services to the Building by the municipality or the local public utility) or the excess amount specified in said estimate, as the case may be, plus any additional expense incurred in keeping account of the electrical current so consumed, which additional expense Landlord shall advise Tenant within a reasonable time after request by Tenant.

11.8 Water. During the Term of this Lease, if water is made available to the Leased Premises, then water shall be used for drinking, lavatory and office kitchen purposes only as applicable. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, lavatory, and office kitchen purposes (as determined by Landlord in its sole and absolute discretion), as applicable, Landlord may reasonably estimate such excess and Tenant shall pay for same.

11.9 Interruptions. It is understood that Landlord does not warrant that any of the services referred to above or any other services which Landlord may supply will be free from interruption. Tenant acknowledges that any one or more such services may be suspended or reduced by reason of repairs, alterations or improvements necessary to be made, by strikes or accidents, by any cause beyond the reasonable control of Landlord, or by orders or regulations of any federal, state, county or municipal authority. Any such interruption or suspension of services shall not be deemed an eviction (constructive or otherwise) or disturbance of Tenant’s use and possession of the Leased Premises or any part thereof, nor render Landlord liable to Tenant for damages by abatement of Rent or otherwise, nor relieve Tenant of performance of Tenant’s obligations under this Lease. Notwithstanding anything herein to the contrary, if the Premises is made untenantable, inaccessible or unsuitable for the ordinary conduct of Tenant’s business, as a result of an interruption in any of the services required to be provided by Landlord pursuant to this Article 11, then (i) Landlord shall use commercially reasonable good faith efforts to restore the same as soon as is reasonably possible, (ii) if, despite such commercially reasonable good faith efforts by Landlord, such interruption persists for a period in excess of three (3) consecutive business days, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Minimum Monthly Rent and additional Rent payable hereunder during the period beginning on the fourth (4th) consecutive business day of such interruption and ending on the day the utility or service has been restored; provided, however, that in the event such interruption is not due to Landlord’s negligence or willful misconduct, then such abatement shall only apply to the extent Landlord collects proceeds (or would have collected had Landlord tendered such claim) under the policy of rental-loss insurance the cost of which has been included in Operating Expenses and the proceeds from which are allocable to the Premises.

11.10 Conservation. Tenant agrees to comply with the conservation, use and recycling policies and practices from time to time reasonably established by Landlord for the use of utilities and services supplied by Landlord. Landlord may reduce the utilities supplied to the Leased Premises and the Common Areas as required or permitted by any mandatory or voluntary water, energy or other conservation statute, regulation, order or allocation or other program, and the utility charges payable by Tenant hereunder may include excess usage penalties or surcharges as may, from time to time, be imposed on Landlord or the Premises as a result of Tenant’s failure to comply with any such conservation statute, regulation, or order.

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11.11 Excess Usage. In addition to Tenant’s Proportionate Share of Operating Costs, Tenant shall pay for (the “Excess Utility Costs”) (i) all utility costs (including, without limitation, electricity, water and/or natural gas) attributable to any HVAC or other cooling system located in the Leased Premises or elsewhere that provides service to Tenant’s server room, data center or other areas with special equipment or for special use, and (ii) all utility costs consumed at the Leased Premises in excess of normal office use (such as by way of example only, extended hours of operation, heavier use of duplicating, computer, telecommunications or other equipment in excess of the normal use for general office uses, or a density of workers in excess of the normal density for general office uses). Tenant shall pay for such Excess Utility Costs within thirty (30) days after receipt of a billing from Landlord. Such billing shall be determined in good faith by Landlord based on separate meters, submeters or other measuring devices (such as an eamon demon device) to measure consumption of such utilities at the Leased Premises or otherwise based on a commercially reasonable allocation given Tenant’s use of the Leased Premises. The charge for such excess use may include a commercially reasonable charge for increased wear and tear on existing mechanical equipment caused by Tenant’s excess consumption. Tenant shall pay, as additional rent, for the Excess Utility Costs within thirty (30) days after receipt of a billing from Landlord, and if requested by Landlord, Tenant shall pay for Excess Utility Costs, as additional rent, on an estimated basis in advance on the first day of each month, subject to an annual reconciliation of such Excess Utility Costs.

ARTICLE 12 ALTERATIONS

12.1 Consent of Landlord; Ownership. Tenant shall not make, or suffer to be made, any alterations, additions or improvements, including, without limitation, any alterations, additions or improvements that result in increased telecommunication demands or require the addition of new communication or computer wires, cables and related devises or expand the number of telephone or communication lines dedicated to the Leased Premises by the Building’s telecommunication design (individually, an “alteration” and collectively, “alterations”) to the Leased Premises, or any part thereof, without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld, conditioned or delayed. Subject to Section 12.4 below, any alterations, except trade fixtures, shall upon expiration or termination of this Lease become a part of the realty and belong to Landlord. Except as otherwise provided in this Lease, Tenant shall have the right to remove its trade fixtures placed upon the Leased Premises provided that Tenant restores the Leased Premises as indicated below. Notwithstanding the foregoing, Landlord’s consent shall not be required for any alteration to the interior of the Premises that complies with the following requirements: (1) is cosmetic in nature such as painting, (2) does not affect the roof or any area outside of the Premises or require work inside the walls or above the ceiling of the Premises; (3) does not affect the Structural parts of the Building or materially affect electrical, plumbing, HVAC or mechanical systems in the Building or servicing the Premises, or the sprinkler or other life safety system; and (4) costs less than $10,000.00 in the aggregate for all of such Alterations during a calendar year (herein referred to as “Minor Alteration”). Tenant shall provide Landlord with prior written notice of any Minor Alteration that requires a building permit.

12.2 Requirements. Any alteration performed by Tenant shall be subject to strict conformity with the following requirements:

(a) All alterations shall be at the sole cost and expense of Tenant;

(b) Prior to commencement of any work of alteration, Tenant shall submit detailed plans and specifications, including working drawings (hereinafter referred to as “Plans”), of the proposed alteration, which shall be subject to the consent of Landlord in accordance with the terms of Section 12.1 above;

(c) Following approval of the Plans by Landlord, Tenant shall give Landlord at least ten (10) days’ prior written notice of any commencement of work in the Leased Premises so that Landlord may post notices of non-responsibility in or upon the Leased Premises as provided by law;

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(d) No alteration shall be commenced without Tenant having previously obtained all appropriate permits and approvals required by and of governmental agencies;

(e) All alterations shall be performed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with said Plans previously approved by Landlord and in full accord with all applicable laws and ordinances. All material, equipment, and articles incorporated in the alterations are to be new and of recent manufacture and of the most suitable grade for the purpose intended;

(f) Tenant must obtain the prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) from Landlord for Tenant’s contractors before the commencement of any work. Tenant’s contractor for any work shall maintain all of the insurance reasonably required by Landlord, including, without limitation, commercial general liability and workers’ compensation.

(g) As a condition of approval of an alteration (but not the Tenant Improvements to be installed pursuant to Exhibit C), the cost of which is reasonably expected to exceed $40,000.00, Landlord may require performance and labor and materialmen’s payment bonds issued by a surety approved by Landlord, in a sum equal to the cost of the alterations guarantying the completion of the alteration free and clear of all liens and other charges in accordance with the Plans. Such bonds shall name Landlord as beneficiary;

(h) The alteration must be performed in a manner such that they will not interfere with the quiet enjoyment of the other tenants in the Complex.

12.3 Liens. Tenant shall keep the Leased Premises and the Complex in which the Leased Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event a mechanic’s or other lien is filed against the Leased Premises, Building or the Complex as a result of a claim arising through Tenant, Landlord may demand that Tenant furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien claim or demand, indemnifying Landlord against liability for the same and holding the Leased Premises free from the effect of such lien or claim. Such bond must be posted within twenty (20) days following notice from Landlord. In addition, Landlord may require Tenant to pay Landlord’s reasonable attorneys’ fees and costs in participating in any action to foreclose such lien if Landlord shall decide it is to its best interest to do so. If Tenant fails to post such bond within said time period, Landlord, after five (5) business days prior written notice to Tenant, may pay the claim prior to the enforcement thereof, in which event Tenant shall reimburse Landlord in full, including attorneys’ fees, for any such expense, as additional rent, with the next due rental.

12.4 Restoration. Tenant shall return the Leased Premises to Landlord at the expiration or earlier termination of this Lease in as good and sanitary order, condition and repair as received, free of rubble and debris, broom clean, reasonable wear and tear, casualty and condemnation excepted. However, Tenant shall ascertain from Landlord at least thirty (30) days prior to the termination of this Lease, whether Landlord desires the Leased Premises, or any part thereof, restored to its condition prior to the making of any alterations, installations and improvements (whether or not permitted hereunder), and if Landlord shall so desire, then Tenant shall forthwith restore said Leased Premises or the designated portions thereof as the case may be, to its original condition, entirely at its own expense, excepting normal wear and tear; provided, however, Tenant shall not be obligated to remove any alterations, installations or improvements if, at the time Tenant requested Landlord’s approval (or notified Landlord of the same), Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove the same, and at the time Landlord granted its approval, it did not inform Tenant that Landlord would require Tenant to remove such alteration, installation or improvement at the expiration of this Lease. All damage to the Leased Premises caused by the removal of such trade fixtures and other personal property that Tenant is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Tenant at its sole cost and expense prior to termination.

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ARTICLE 13 PROPERTY INSURANCE

13.1 Use of Leased Premises. No use shall be made or permitted to be made on the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the building in which the Leased Premises are located or upon any other Building in the Complex or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Leased Premises, any article which may be prohibited by the standard form of “All Risk” fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance of reasonable property damage and commercial general liability insurance, covering the Leased Premises, the Building, or the Complex.

13.2 Increase in Premiums. Tenant agrees to pay Landlord, as additional Rent, within thirty (30) days after receipt by Tenant of Landlord’s billing therefor, any increase in premiums for insurance policies which may be carried by Landlord on the Leased Premises, Building or Complex to the extent resulting from the negligence or willful misconduct of Tenant or any of its contractors, partners, officers, employees or agents.

13.3 Personal Property Insurance. Tenant shall maintain in full force and effect on alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Leased Premises a policy or policies providing protection against any peril included within the classification “All Risk” to the extent of one hundred percent (100%) of their replacement cost, or that percentage of the replacement cost required to negate the effect of a co-insurance provision, whichever is greater. No such policy shall have a deductible in a greater amount than FIFTEEN THOUSAND DOLLARS ($15,000.00). Tenant shall also insure in the same manner the physical value of all its leasehold improvements and alterations in the Leased Premises installed by or on behalf of Tenant. During the term of this Lease, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and leasehold improvements so insured. Landlord shall have no interest in said insurance(except as a loss payee with respect to any alterations or other leasehold improvements made to the Premises), and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Tenant shall also maintain business interruption insurance and insurance for all plate glass upon the Leased Premises. All insurance specified in this Section 13.3 to be maintained by Tenant shall be maintained by Tenant at its sole cost.

ARTICLE 14 INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION

14.1 Intent and Purpose. This Article 14 is written and agreed to in respect of the intent of the parties to assign the risk of loss, whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance. Thus, the indemnity and waiver of claims provisions of this Lease have as their object, so long as such object is not in violation of public policy, the assignment of risk for a particular casualty to the party carrying the insurance for such risk, without respect to the causation thereof.

14.2 Waiver of Subrogation. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

14.3 Form of Policy. Tenant’s policies of insurance required hereunder shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability); (c) be issued by an insurance company with a minimum Best’s rating of “A:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least ten (10) days prior to each renewal of said insurance.

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14.4 Indemnity.

(a) Tenant shall protect, indemnify and hold Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them (the “Landlord Entities”) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Leased Premises, Building and or Complex to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any of Tenant’s agents, contractors, employees, licensees or business invitees (collectively, the “Tenant Entities”); (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Leased Premises or from transactions of the Tenant concerning the Leased Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the use of the Leased Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease; provided, however, the foregoing indemnity shall not be applicable to the extent any claims arise out of or are attributable to the negligence or willful misconduct of Landlord or Landlord Entities. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

(b) Landlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of the gross negligence or willful misconduct of Landlord; provided, however, the foregoing indemnity shall not be applicable to the extent any claims arise out of or are attributable to the negligence or willful misconduct of Tenant or Tenant Entities.

(c) The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

14.5 Defense of Claims. In the event any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant, upon Landlord’s request, will at Tenant’s expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by Tenant or by the insurer whose policy covers the occurrence and in either case approved by Landlord. The obligations of Tenant under this Section arising by reason of any occurrence taking place during the Lease term shall survive any termination of this Lease.

14.6 Waiver of Claims. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages to goods, wares, merchandise and loss of business in, upon or about the Leased Premises and injury to Tenant, its agents, employees, invitees or third persons, in, upon or about the Leased Premises, Building or Complex from any cause arising at any time, including the failure to provide security or Landlord’s negligence in connection therewith, or the negligence of the parties hereto, except to the extent such damages or injury are caused by the gross negligence or willful actions of Landlord, its agents, officers and employees; provided, however, the foregoing does not waive any direct claims by Tenant’s agents, employees, invitees or other third persons.

14.7 References. Wherever in this Article the term Landlord or Tenant is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its shareholders, officers, directors, employees, partners, members, managers, mortgagees and agents.

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ARTICLE 15 LIABILITY AND OTHER INSURANCE

15.1 Tenant’s Insurance. Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease, a commercial general liability insurance policy, written on an occurrence basis, insuring Tenant and protecting Landlord and the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity against the risks of, bodily injury and property damage, personal injury, contractual liability, completed operations, products liability, owned and non-owned automobile liability arising out of the use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than ONE MILLION DOLLARS ($1,000,000.00) per occurrence with a TWO MILLION DOLLARS ($2,000,000.00) annual aggregate. Landlord, the Landlord Entities and any lender and any other party in interest designated by Landlord shall be named as additional insured(s). The policy shall contain cross liability endorsements with coverage for Landlord for the negligence of Tenant even though Landlord is named as an additional insured; shall insure performance by Tenant of the indemnity provisions of this Lease (subject to standard policy exceptions and exclusions); shall be primary, not contributing with, and not in excess of coverage which Landlord may carry; shall provide for severability of interest; shall provide that an act or omission of one of the insured or additional insureds which would void or otherwise reduce coverage shall not void or reduce coverages as to the other insured or additional insureds. The limits of said insurance shall not limit any liability of Tenant hereunder. Not more frequently than every year, if, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not adequate, Tenant shall promptly increase said insurance coverage as reasonably required by Landlord.

15.2 Workers’ Compensation Insurance. Tenant shall carry Workers’ Compensation insurance as required by law, including an employers’ liability endorsement.

15.3 Other Insurance. Tenant shall keep in force throughout the Term: (a) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (b) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease—each employee; (c) Business Interruption Insurance for 100% of the 12 months actual loss sustained, and (d) Excess Liability in the amount of $5,000,000. In addition, whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Leased Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

ARTICLE 16 INSURANCE POLICY REQUIREMENTS & INSURANCE DEFAULTS

16.1 General Requirements. All insurance policies required to be carried by Tenant (except Tenant’s business personal property insurance) hereunder shall conform to the following requirements:

(a) The insurer in each case shall carry a designation in “Best’s Insurance Reports” as issued from time to time throughout the term as follows: Policyholders’ rating of A; financial rating of not less than VII;

(b) The insurer shall be qualified or authorized to do business in the state in which the Leased Premises are located;

(c) The policy shall be in a form and include such endorsements as are reasonably acceptable to Landlord;

(d) Certificates of insurance shall be delivered to Landlord at commencement of the term and certificates of renewal at least ten (10) days prior to the expiration of each policy; and

(e) Each policy shall require that Landlord be notified in writing by the insurer at least thirty (30) days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried.

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16.2 Tenant’s Insurance Defaults. If Tenant fails to obtain any insurance required of it under the terms of this Lease, and such failure continues for three (3) business days following notice from Landlord, Landlord may, at its option, but is not obligated to, obtain such insurance on behalf of Tenant and bill Tenant, as additional rent, for the cost thereof. Payment shall be due within thirty (30) days of receipt of the billing therefor by Tenant.

ARTICLE 17 INTENTIONALLY OMITTED

ARTICLE 18 MAINTENANCE AND REPAIRS

18.1 Landlord’s Obligations. Subject to the other provisions of this Lease imposing obligations in this respect upon Tenant, Landlord shall repair, replace and maintain the external and Structural parts of the Building and Common Areas of the Complex, janitor and equipment closets and shafts within the Leased Premises designated by Landlord for use by it in connection with the operation and maintenance of the Complex, the heating, air conditioning and ventilation system, the plumbing and electrical systems, the lights, and all Common Areas. Landlord shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner; but Landlord shall not be liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Tenant by reason of failure of such equipment, facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the gross negligence or deliberate act or omission of Landlord. The cost for such repairs, maintenance and replacement shall be included, to the extent permitted under the Lease, in Operating Costs.

18.2 Negligence of Tenant. Subject to Section 14.2, if the Building, the elevators, boilers, engines, pipes or apparatus used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building, or the roof or the outside walls of the Building, fall into a state of disrepair or become damaged or destroyed through the negligence or intentional act of Tenant, its agents, officers, partners, employees or servants, the cost of the necessary repairs, replacements or alterations shall be borne by Tenant who shall pay the same to Landlord as additional charges forthwith on demand.

18.3 Tenant’s Obligations. Tenant shall repair the Leased Premises, including without limiting the generality of the foregoing, all interior partitions and walls, fixtures, Tenant Improvements and alterations in the Leased Premises, fixtures and shelving, and special mechanical and electrical equipment which equipment is not a normal part of the Leased Premises installed by or for Tenant, reasonable wear and tear, damage with respect to which Landlord has an obligation to repair as provided in Section 18.1 and Section 19 hereof only excepted. Landlord may enter and view the state of repair and Tenant will repair in a good and workmanlike manner according to notice in writing.

18.4 Cleaning. Tenant agrees at the end of each business day to leave the Leased Premises in a reasonably clean condition for the purpose of the performance of Landlord’s cleaning services referred to herein.

18.5 Waiver. Tenant waives all rights it may have under law to make repairs at Landlord’s expense.

18.6 Acceptance. Except as to the construction obligations of Landlord, if any, stated in Exhibit C to this Lease and as otherwise provided herein, Tenant shall accept the Leased Premises in “as is” condition as of the date of execution of this Lease by Tenant, and subject to the punch list items referenced in section 4.5, Tenant acknowledges that the Leased Premises in such condition are in good and sanitary order, condition and repair.

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ARTICLE 19 DESTRUCTION

19.1 Rights of Termination. In the event the Leased Premises suffers (a) an “uninsured property loss” (as hereinafter defined) or (b) a property loss which cannot be repaired within one hundred eighty (180) days from the date of destruction under the laws and regulations of state, federal, county or municipal authorities, or other authorities with jurisdiction, Landlord may terminate this Lease as of the date of the damage within twenty (20) days of written notice from Landlord to Tenant that the damage from the casualty was an uninsured property loss or that time to restore will exceed such one hundred eighty (180) day period. In the event of a property loss to the Leased Premises which cannot be repaired within one hundred eighty (180) days of the occurrence thereof, Tenant shall also have the right to terminate the Lease by written notice to Landlord within twenty (20) days following notice from Landlord that the time for restoration will exceed such time period. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not have the right to terminate this Lease if the casualty or other loss or damage was caused by the negligence or intentional misconduct of Tenant or any Tenant Entity or a party related to Tenant. For purposes of this Lease, the term “uninsured property loss” shall mean any loss arising from a peril not covered by the standard form of “All Risk” property insurance policy and which costs in excess of $150,000.00 to repair.

19.2 Repairs. In the event of a property loss which may be repaired within one hundred eighty (180) days from the date of the damage, or, in the alternative, in the event the parties do not elect to terminate this Lease under the terms of Section 19.1 above, then this Lease shall continue in full force and effect and Landlord shall forthwith undertake to make such repairs to reconstitute the Leased Premises to as near the condition as existed prior to the property loss as practicable. Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Leased Premises by, or belonging to, Tenant. Such partial destruction shall in no way annul or void this Lease except that Tenant shall be entitled to a proportionate reduction of Minimum Monthly Rent and Additional Rent following the property loss and until the time the Leased Premises are restored. Such reduction shall be based on the degree of impairment of Tenant’s ability to conduct business at the Leased Premises in the same manner as it conducted its business before the casualty. So long as Tenant conducts its business in the Leased Premises, there shall be no abatement until the parties agree on the amount thereof. If the parties cannot agree within forty-five (45) days of the property loss, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Landlord shall within ten (10) days thereafter refund to Tenant any sums due in respect of the reduced rental from the date of the property loss. Landlord’s obligations to restore shall in no way include any construction originally performed by Tenant or subsequently undertaken by Tenant, but shall include solely that property constructed by Landlord prior to commencement of the Term hereof. Notwithstanding anything to the contrary contained in this Lease, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Leased Premises, Building and/or Complex requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

19.3 Repair Costs. The cost of any repairs to be made by Landlord, pursuant to Section 19.2 of this Lease, shall be paid by Landlord utilizing available insurance proceeds. Any deductible for which no insurance proceeds will be obtained under Landlord’s insurance policy shall be included within Operating Costs; provided, however, in no event shall Tenant’s Proportionate Share of any individual casualty deductible exceed an amount equivalent to one (1) month of Minimum Monthly Rent.

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19.4 Waiver. Tenant hereby waives all statutory or common law rights of termination in respect to any partial destruction or property loss which Landlord is obligated to repair or may elect to repair under the terms of this Article.

19.5 Landlord’s Election. In the event that the Complex or Building is destroyed to the extent of not less than twenty-five percent (25%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Leased Premises be injured or not, in the same manner as in Section 19.1 above. In all events, a total destruction of the Complex or Building shall terminate this Lease.

19.6 Damage Near End of Term. If at any time during the last twelve (12) months of the term of this Lease there is, in Landlord’s sole opinion, substantial damage to the Premises or the Building, whether or not such casualty is covered in whole or in part by insurance, Landlord, and, if such damage materially interferes with Tenant’s ability to conduct business within the Premise then also Tenant, may cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other within thirty (30) days after the date of occurrence of such damage and neither party shall have no further liability hereunder. Substantial damage shall be defined as damage that will cost over $50,000.00 to repair.

ARTICLE 20 CONDEMNATION

20.1 Definitions.

(a) “Condemnation” means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and/or (ii) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

(b) “Date of taking” means the date the condemnor has the right to possession of the property being condemned.

(c) “Award” means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

(d) “Condemnor” means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

20.2 Total Taking. If the Leased Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

20.3 Partial Taking; Common Areas.

(a) If any portion of the Leased Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if 33-1/3% or more of the total number of square feet in the Leased Premises is taken.

(b) If any part of the Common Areas of the Complex is taken by condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Leased Premises, except that if thirty percent (30%) or more of the Common Areas is taken by condemnation, Landlord or Tenant shall have the election to terminate this Lease pursuant to this Section.

(c) If fifty percent (50%) or more of the Building in which the Leased Premises are located is taken, Landlord shall have the election to terminate this Lease in the manner prescribed herein.

20.4 Termination or Abatement. If either party elects to terminate this Lease under the provisions of Section 20.3 (such party is hereinafter referred to as the “Terminating Party”), it must terminate by giving

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notice to the other party (the “Nonterminating Party”) within thirty (30) days after the nature and extent of the taking have been finally determined (the “Decision Period”). The Terminating Party shall notify the Nonterminating Party of the date of termination, which date shall not be earlier than one hundred twenty (120) days after the Terminating Party has notified the Nonterminating Party of its election to terminate nor later than the date of taking. If Notice of Termination is not given within the Decision Period, the Lease shall continue in full force and effect except that Minimum Monthly Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Minimum Monthly Rent in effect prior to the taking by a fraction the numerator of which is the number of square feet taken from the Leased Premises and the denominator of which is the number of square feet in the Leased Premises prior to the taking.

20.5 Restoration. If there is a partial taking of the Leased Premises and this Lease remains in full force and effect pursuant to this Article, Landlord, at its cost, shall accomplish all necessary restoration so that the Leased Premises is returned as near as practical to its condition immediately prior to the date of the taking, but in no event shall Landlord be obligated to expend more for such restoration than the extent of funds actually paid to Landlord by the condemnor.

20.6 Award. Any award arising from the condemnation or the settlement thereof shall belong to and be paid to Landlord except that Tenant shall receive from the award compensation for the following if specified in the award by the condemning authority, so long as it does not reduce Landlord’s award in respect of the real property: Tenant’s trade fixtures, tangible personal property, goodwill, loss of business and relocation expenses. At all events, Landlord shall be solely entitled to all award in respect of the real property, including the bonus value of the leasehold. Tenant shall not be entitled to any award until Landlord has received the above sum in full.

ARTICLE 21 ASSIGNMENT AND SUBLETTING

21.1 Lease is Personal. The purpose of this Lease is to transfer possession of the Leased Premises to Tenant for Tenant’s personal use in return for certain benefits, including rent, to be transferred to the Landlord. Tenant acknowledges and agrees that it has entered into this Lease in order to occupy the Leased Premises for its own personal use and not for the purpose of obtaining the right to assign or sublet the leasehold to others.

21.2 “Transfer of the Leased Premises” Defined. Except for a Permitted Transfer described in section 21.5 hereof, the terms “Transfer of the Leased Premises” or “Transfer” as used herein shall include any of the following, whether voluntary or involuntary and whether effected by death, operation of law or otherwise:

(a) An assignment of all or any part this Lease or subletting of all or any part the Leased Premises or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Leased Premises including, without limitation, concession, mortgage, deed of trust, devise, hypothecation, agency, license, franchise or management agreement, or the occupancy or use by any other person (the agents and servants of Tenant excepted) of any portion of the Leased Premises.

(b) If Tenant is a partnership, limited liability company or other entity other than a corporation described in Section 21.1(c) below:

(1) A change in ownership effected voluntarily, involuntarily, or by operation of law of fifty percent (50%) or more of the partners or members or fifty percent (50%) or more in the aggregate of the partnership or membership interests, whether in a single transaction or series of transactions over a period of time; or

(2) The sale, mortgage, hypothecation, pledge or other encumbrance at any time of more than an aggregate of fifty percent (50%) in the aggregate of the value of Tenant’s assets, whether in a single transaction or series of transactions over a period of time; or

(3) The dissolution of the partnership or limited liability company without its immediate reconstitution.

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(c) If Tenant is a closely held corporation (i.e., one whose stock is not publicly held and not traded through an exchange or over the counter):

(1) The sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant or more in the aggregate, whether in a single transaction or series of transactions over a period of time;

(2) The sale, mortgage, hypothecation, pledge or other encumbrance at any time of more than an aggregate of fifty percent (50%) in the aggregate of the value of Tenant’s assets, whether in a single transaction or series of transactions over a period of time; or

(3) The dissolution, merger, consolidation, or other reorganization of Tenant.

21.3 No Transfer Without Consent. Except for a Permitted Transfer described in Section 21.5 hereof, Tenant shall not suffer a Transfer of the Leased Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Landlord, and a consent to one Transfer of the Leased Premises shall not be deemed to be a consent to any subsequent Transfer of the Leased Premises. Any Transfer of the Leased Premises without such consent in violation hereof shall (i) be voidable, and (ii) terminate this Lease, in either case, at the option of Landlord. The consent by Landlord to any Transfer shall not include consent to the assignment or transferring of any lease renewal option rights or space option rights of the Leased Premises, special privileges or extra services granted to Tenant by this Lease, or addendum or amendment thereto or letter of agreement (and such options, rights, privileges or services shall terminate upon such assignment), unless Landlord specifically grants in writing such options, rights, privileges or services to such assignee or subtenant.

21.4 When Consent Granted. The consent of Landlord to a Transfer may not be unreasonably withheld, conditioned or delayed, provided that it is agreed to be reasonable for Landlord to consider any of the following reasons, which list is not exclusive, in electing to deny consent:

(a) The financial strength of the proposed transferee at the time of the proposed Transfer is not sufficient to meet its obligations under the Transfer;

(b) A proposed transferee whose occupation of the Leased Premises would cause a diminution in the reputation of the Complex or the other businesses located therein;

(c) A proposed transferee whose impact or affect on the common facilities or the utility, efficiency or effectiveness of any utility or telecommunication system serving the Building or the Complex or the other occupants of the Complex would be materially adverse, disadvantageous or require improvements or changes in any utility or telecommunication capacity currently serving the Building or the Complex;

(d) A proposed transferee whose occupancy will require a variation in the terms of this Lease (including, without limitation, a variation in the use clause) or which otherwise adversely affects any interest of Landlord;

(e) The existence of any default by Tenant under any provision of this Lease;

(f) Either the proposed transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee or an affiliate of the proposed transferee, is negotiating with Landlord to lease space in the Building or in the Complex at such time;

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(g) the proposed Transferee is a governmental agency or unit, a non-profit or charitable entity or organization;

(h) Landlord otherwise reasonably determines that the proposed Transfer would have the effect of decreasing the value of the Building or the Complex, or materially increasing the expenses associated with operating, maintaining and repairing the Building or the Complex;

(i) the proposed Transferee will use, store or handle Hazardous Materials (defined below) in or about the Leased Premises of a type, nature or quantity not then reasonably acceptable to Landlord; or

(m) the portion of the Leased Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress.

21.5 Permitted Transfer. Notwithstanding the foregoing, Landlord’s consent is not required for any Permitted Transfer (as hereinafter defined), provided the following conditions are met.

(a) At least ten (10) business days before the Transfer (unless prohibited by applicable law or a confidentiality agreement in which case such notice may be 10 days after the proposed Transfer), Landlord receives written notice of the Transfer (as well as any documents or information reasonably necessary to show the consummation of the Permitted Transfer);

(b) The Permitted Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease;

(c) If the Permitted Transfer is an assignment or sale of Tenant’s assets or merger of Tenant into a successor entity, the Transferee assumes in writing all of Tenant’s obligations under this Lease relating to the Leased Premises; and

(d) In the case of (ii) or (iii) below, the Transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant or such Transferee’s chief financial officer in accordance with generally accepted accounting principles that are consistently applied (“Net Worth”), at least equal to Tenant’s Net Worth immediately before the Transfer.

For purposes hereof, the term “Permitted Transfer” shall mean any Transfer to (i) an entity that is an Affiliate of Tenant, (ii) an entity that acquires or purchases substantially all of Tenant’s assets, (iii) an entity that is the surviving entity in the event of any merger, consolidation or other reorganization of Tenant with such surviving entity, and/or (iv) any entity or person by sale or other transfer of a percentage of capital stock, equity or ownership of Tenant which results in a change of controlling persons For purposes hereof “Affiliate” means any entity that controls, is controlled by, or is under common control with Tenant. “Control” means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity’s affairs.

21.6 Procedure for Obtaining Consent. In the event Tenant desires to sublet, or permit such occupancy of, the Leased Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least fifteen (15) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment requiring consent, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. With respect to a Transfer requiring Landlord’s consent, Landlord need not commence its review of any proposed Transfer, or respond to any request by Tenant with respect to such, unless and until it has received from Tenant adequate descriptive information concerning the business to be conducted by the proposed transferee, the transferee’s financial capacity, and such other information as may reasonably be required in order to form a prudent judgment as to the acceptability of the proposed Transfer, including, without limitation, the following:

(a) The past two years’ Federal Income Tax returns of the proposed transferee (or in the alternative the past two years’ audited annual Balance Sheets and Profit and Loss statements, certified correct by a Certified Public Accountant);

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(b) A resume of the business background and experience of the proposed transferee; and

(c) An executed copy of the instrument by which Tenant proposes to effectuate the Transfer.

21.7 Recapture. Except in the case of a Permitted Transfer, by written notice to Tenant (the “Termination Notice”) within fifteen (15) days following submission to Landlord by Tenant of the information specified in section 21.6, Landlord may (1) terminate this Lease in the event of an assignment of this Lease or sublet of the entire Leased Premises, or (2) terminate this Lease as to the portion of the Leased Premises to be sublet, if the sublet is to be of less than the entire Leased Premises. If Landlord elects to terminate under the provisions hereof, and the area to be terminated is less than the entire Leased Premises, an amendment to this Lease shall be executed in which Tenant’s obligations for rent and other charges shall be reduced in proportion to the reduction in the size of the Leased Premises caused thereby by restating the description of the Leased Premises, and its monetary obligations hereunder shall be reduced by multiplying such obligations by a fraction, the numerator of which is the Rentable Area of the Leased Premises offered for sublease and the denominator of which is the Rentable Area of the Leased Premises immediately prior to such termination, as determined by Landlord in its sole and absolute discretion. In the event Landlord exercises its termination right pursuant to this Section 21.7, Tenant shall have fifteen (15) days following Landlord’s election to terminate to withdraw its Termination Notice and request to the transfer, and in which case, the Lease shall remain in full force and effect.

21.8 Reasonable Restriction. The restrictions on Transfer described in this Lease are acknowledged by Tenant to be reasonable for all purposes, including, without limitation, the provisions of California Civil Code (the “Code”) Section 1951.4(b)(2). Tenant expressly waives any rights which it might otherwise be deemed to possess pursuant to applicable law, including, without limitation, Section 1997.040 of the Code, to limit any remedy of Landlord pursuant to Section 1951.2 or 1951.4 of the Code by means of proof that enforcement of a restriction on use of the Leased Premises would be unreasonable.

21.9 Effect of Transfer. If Landlord consents to a Transfer and does not elect to recapture as provided in section 21.7, the following conditions shall apply:

(a) Each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such Transfer.

(b) Except in the case of a Permitted Transfer, Tenant shall pay to Landlord on a monthly basis, fifty percent (50%) of all rent, additional rent or other consideration payable by such transferee in connection with the Transfer in excess of the Rent payable by Tenant under this Lease during the term of the Transfer, on a per rentable square foot basis if less than all of the Leased Premises is transferred, after deducting all reasonable expenses actually incurred by Tenant in connection therewith for (i) improvements to the Leased Premises made and paid for by Tenant in connection with the Transfer, (ii) reasonable brokerage commissions in connection with the Transfer paid by Tenant to unaffiliated third party licensed real estate brokers, and (iii) reasonable legal fees incurred in connection with the Transfer. The amount so derived shall be paid with Tenant’s payment of Minimum Monthly Rent. The amount so derived shall be paid with Tenant’s payment of Minimum Monthly Rent.

(c) No Transfer, whether or not consent of Landlord is required hereunder, shall relieve Tenant of its primary obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer of the Leased Premises.

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(d) If Landlord consents to a sublease, such sublease shall not extend beyond the expiration of the Term of this Lease.

(e) No Transfer shall be valid and no transferee shall take possession of the Leased Premises or any part thereof unless, Tenant shall deliver to Landlord, at least ten (10) days prior to the effective date of such Transfer, a duly executed duplicate original of the Transfer instrument in form satisfactory to Landlord which provides that (i) the transferee, in the case of an assignment, assumes Tenant’s obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, (ii) such transferee will, at Landlord’s election, attorn directly to Landlord in the event Tenant’s Lease is terminated for any reason on the terms set forth in the instrument of transfer and (iii) such instrument of transfer contains such other assurances as Landlord reasonably deems necessary.

21.10 Costs. Tenant shall reimburse Landlord as additional rent for Landlord’s reasonable costs and attorneys’ fees incurred in conjunction with the processing and documentation of any proposed Transfer of the Leased Premises, whether or not consent is granted, not to exceed $1,500.00 unless Tenant or its Transferee requests material changes to this Lease or significant changes to Landlord’s form of consent, in which case such monetary limitation shall not apply. The reference to changes in this Lease or Landlord’s form of consent shall not be deemed or constructed as an agreement, commitment or assurance by Landlord that any changes will be made.

ARTICLE 22 ENTRY BY LESSOR

22.1 Rights of Landlord. Tenant shall permit Landlord and Landlord’s agents and any mortgagee under a mortgage or beneficiary under a deed of trust encumbering the Building containing the Leased Premises and such party’s agents to enter the Leased Premises upon not less than twenty-four (24) hours’ prior written notice (except in case of emergency in which case Landlord shall endeavor to give such notice as the circumstances may permit, which may be telephonic notice) for the purpose of (a) inspecting the same, (b) maintaining the Building, (c) making repairs, replacements, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, (d) posting notices of non-responsibility for alterations, additions or repairs, (e) placing upon the Building any usual or ordinary “for sale” signs and showing the space to prospective purchasers, investors and lenders, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned, and (f) during the last twelve (12) months of the Term, placing on the Leased Premises any “to let” or “to lease” signs and marketing and showing the Leased Premises to prospective tenants. This Section in no way affects the maintenance obligations of the parties hereto.

ARTICLE 23 SIGNS

23.1 Approval, Installation and Maintenance. Tenant shall not place on the Leased Premises or on the Building or Common Areas of the Complex, any exterior signs or advertisements nor any interior signs or advertisements that are visible from the exterior of the Leased Premises, without Landlord’s prior written consent, which Landlord reserves the right to withhold for any aesthetic or other reason in its sole and absolute discretion. The cost of installation and regular maintenance of any such signs approved by Landlord shall be at the sole expense of Tenant. At the termination of this Lease, or any extension thereof, Tenant shall remove all its signs, and all damage caused by such removal shall be repaired at Tenant’s expense.

23.2 Lobby and Suite Signage. Landlord will include Tenant’s name in the directory of the lobby in the Building containing the Leased Premises, and Landlord will pay for the initial cost to include Tenant’s name in such directory to the extent a directory exists. Any changes to Tenant’s name or its listing in such directory shall be at Tenant’s expense. At Tenant’s expense, Landlord will also install a sign identifying Tenant’s name next to the main entrance door to the Lease Premises, which sign will be consistent with the Landlord’s standard Building signage for such purposes. Any change to such sign shall be at Tenant’s sole cost and expense.

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ARTICLE 24 DEFAULT

24.1 Definition. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(a) Payment. Any failure by Tenant to pay the rent or to make any other payment required to be made by Tenant hereunder when due; provided, however, that not more frequently than twice each calendar year, Tenant shall not be in default for failure to pay Rent or any other sum unless Tenant fails to make such payment within five (5) business days after receipt of written notice of such failure from Landlord. The foregoing notice and cure period shall not be deemed a waiver or release of the obligation to pay late charges and interest for payments not made when due.

(b) Other Covenants. A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the thirty (30) day period allowed, Tenant shall not be deemed to be in default if Tenant shall, within such thirty (30) day period, commence to cure and thereafter diligently prosecute the same to completion. Notwithstanding the foregoing, any failure by Tenant to comply with the terms and conditions contained in Article 15 (Liability Insurance), Article 16 (Insurance Policy Requirements and Insurance Defaults), Article 32 (Estoppel Certificates) and/or Section 33.25 (Financial Statements and Credit Reports) within the time period for performance set forth in such provisions, where such failure continues for five (5) days after written notice of such failure by Landlord to Tenant; or

(c) Receivership. Either (1) the appointment of a receiver (except a receiver appointed at the instance or request of Landlord) to take possession of all or substantially all of the assets of Tenant, or (2) a general assignment by Tenant for the benefit of creditors, or (3) any action taken or suffered by Tenant under any insolvency or bankruptcy act shall constitute a breach of this Lease by Tenant. In such event, Landlord may, at its option, declare this Lease terminated and forfeited by Tenant, and Landlord shall be entitled to immediate possession of the Leased Premises. Upon such notice of termination, this Lease shall terminate immediately and automatically by its own limitation; or

(d) Multiple Defaults. Any three (3) failures by Tenant to observe and perform any provision of this Lease following written notice and the expiration of any applicable cure period during any twelve (12) month period of the term, as such may be extended, shall constitute, at the option of Landlord, a separate and non-curable default.

ARTICLE 25 REMEDIES UPON DEFAULT

25.1 Termination and Damages. In the event of any material default and breach of this Lease by Tenant, then in addition to any other remedies available to Landlord herein or at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

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(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; and

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the applicable law in the state in which the Leased Premises are located.

25.2 Definition. As used in subsections 25.1(a) and (b) above, the “worth at the time of award” is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subsection 25.1(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank for the region in which the Complex is located at the time of award plus one percent (1%).

25.3 [Intentionally Omitted]

25.4 Recovery of Rent; Reletting.

(a) In the event of the abandonment of the Leased Premises by Tenant or in the event that Landlord shall elect to reenter as provided in Section 25.3 above, or shall take possession of the Leased Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Section 25.1 above, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including, without limitation, Landlord’s right from time to time, without terminating this Lease, to either recover all rental as it becomes due or relet the Leased Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole but reasonable discretion, may deem advisable with the right to make alterations and repairs to the Leased Premises. Acts of maintenance or preservation or efforts to relet the Leased Premises or the appointment of a receiver upon initiation of Landlord or other legal proceeding granting Landlord or its agent possession to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(b) In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Leased Premises ; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(c) No reentry or taking possession of the Leased Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

(d) Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).

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25.5 No Waiver. Efforts by Landlord to mitigate the damages caused by Tenant’s default in this Lease shall not constitute a waiver of Landlord’s right to recover damages hereunder, nor shall Landlord have any obligation to mitigate damages hereunder.

25.6 Curing Defaults. Should Tenant fail to repair, maintain, and/or service the Leased Premises, or any part or contents thereof at any time or times, or perform any other obligations imposed by this Lease or otherwise, then after having given Tenant reasonable notice of the failure or failures and a reasonable opportunity which in no case shall exceed thirty (30) days, to remedy the failure (unless Tenant commenced such remedy within the thirty (30) day period and is diligently proceeding to cure), Landlord may perform or contract for the performance of the repair, maintenance, or other Tenant obligation, and Tenant shall pay Landlord for all out of pocket costs incurred in connection therewith within ten (10) business days of receiving a bill therefor from Landlord.

25.7 Cumulative Remedies. The various rights, options, election powers, and remedies of Landlord contained in this Article and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Landlord might otherwise have in the event of breach or default, and the exercise of one right or remedy by Landlord shall not in any way impair its right to any other right or remedy.

ARTICLE 26 BANKRUPTCY

26.1 Bankruptcy Events. If at any time during the term of this Lease there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or if a receiver or trustee takes possession of any of the assets of Tenant, or if the leasehold interest herein passes to a receiver, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement (any of which are referred to herein as “a bankruptcy event”), then the following provisions shall apply:

(a) Assume or Reject. At all events any receiver or trustee in bankruptcy or Tenant as debtor in possession (“debtor”) shall either expressly assume or reject this Lease within the earlier of one hundred twenty (120) days following the filing of a petition in bankruptcy or entry of an “Order for Relief” or such earlier period of time provided by law.

(b) Cure. In the event of an assumption of the Lease by a debtor, receiver or trustee, such debtor, receiver or trustee shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; and (2) compensate Landlord for actual pecuniary loss or provide adequate assurances that compensation will be made for actual pecuniary loss; and (3) provide adequate assurance of future performance.

(c) Adequate Assurance. For the purposes of paragraph 26.1(b), adequate assurance of future performance of all obligations under this Lease shall include, but is not limited to:

(1) written assurance that rent and any other consideration due under the Lease shall first be paid before any other of Tenant’s costs of operation of its business in the Leased Premises is paid;

(2) written agreement that assumption of this Lease will not cause a breach of any provision hereof including, but not limited to, any provision relating to use or exclusivity in this or any other Lease, or agreement relating to the Leased Premises, or if such a breach is caused, the debtor, receiver or trustee will indemnify Landlord against such loss (including costs of suit and attorneys’ fees), occasioned by such breach;

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(d) Landlord’s Obligation. Where a default exists under the Lease, the party assuming the Lease may not require Landlord to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.

(e) Assignment. The debtor, receiver, or trustee may assign this Lease only if adequate assurance of future performance by the assignee is provided, whether or not there has been a default under the Lease. Any consideration paid by any assignee in excess of the rental reserved in the Lease shall be the sole property of, and paid to, Landlord. Upon assignment by the debtor or trustee, the obligations of the Lease shall be deemed to have been assumed, and the assignee shall execute an assignment agreement on request of Landlord.

(f) Fair Value. Landlord shall be entitled to the fair market value for the Leased Premises and the services provided by Landlord (but in no event less than the rental reserved in the Lease) subsequent to the commencement of a bankruptcy event.

(g) Reservation of Rights. Landlord specifically reserves any and all remedies available to Landlord in Article 25 hereof or at law or in equity in respect of a bankruptcy event by Tenant to the extent such remedies are permitted by law.

ARTICLE 27 SURRENDER OF LEASE

27.1 No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

ARTICLE 28 LANDLORD’S EXCULPATION

28.1 Limited Liability. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building, which interest shall include all rents and profits, and all proceeds from a sale, insurance awards, and condemnation awards. The obligations of Landlord shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents. In no case shall Landlord or Tenant be liable to the other hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

ARTICLE 29 ATTORNEYS’ FEES

29.1 Attorneys’ Fees. In the event of any litigation or arbitration (if each party in its sole and absolute discretion elects to use arbitration) proceeding between the parties with respect to this Lease, then all costs and expenses, including without limitation, all reasonable professional fees such as appraisers’, accountants’ and attorneys’ fees, incurred by the prevailing party therein shall be paid or reimbursed by the other party. The “prevailing party” means the party determined by the court or arbitrator (if the parties elected to use arbitration) to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered. If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all reasonable costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and

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costs. Should Landlord be named as a defendant or requested or required to appear as a witness or produce any documents in any suit brought by Tenant against any other party or against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its reasonable costs and expenses incurred in such suit, including without limitation, all reasonable professional fees such as appraisers’, accountants’ and attorneys’ fees. The provisions of this section shall survive the expiration or termination of this Lease.

ARTICLE 30 NOTICES

30.1 Writing. All notices, demands and requests required or permitted to be given or made under any provision of this Lease shall be in writing and shall be given or made by personal service or by mailing same by registered or certified mail, return receipt requested, postage prepaid, or overnight by Fed Ex or reputable courier which provides written evidence of delivery or other means of confirmation of delivery (such as computer confirmation by Fed Ex), addressed to the respective party at the address set forth in Section 1.2 of this Lease or at such other address as the party may from time to time designate, by a written notice sent to the other in the manner aforesaid.

30.2 Effective Date. Any such notice, demand or request (“notice”) shall be deemed given or made on the third day after the date so mailed. Notwithstanding the foregoing, notice given by personal delivery to the party at its address as aforesaid shall be deemed given on the day on which delivery is made or the fax is sent, respectively. Notice given overnight by a reputable courier service which provides written evidence of delivery shall be deemed given on the business day immediately following deposit with the courier service.

30.3 Authorization to Receive. Each person and/or entity whose signature is affixed to this Lease as Tenant or as guarantor of Tenant’s obligations (“obligor”) designates such other obligor its agent for the purpose of receiving any notice pertaining to this Lease or service of process in the event of any litigation or dispute arising from any obligation imposed by this Lease.

ARTICLE 31 SUBORDINATION AND FINANCING PROVISIONS

31.1 Priority of Encumbrances. This Lease is subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

31.2 Execution of Documents. Tenant agrees to execute any commercially reasonable documents required to further effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, if requested by Landlord or any lender. It is understood by all parties that Tenant’s failure to execute the subordination documents referred to above may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

31.3 Attornment. If the holder of any ground lease, mortgage, deed of trust or security described above (or its successor-in-interest), enforces its remedies provided by law or under the pertinent mortgage, deed of trust or security instrument and succeeds to Landlord’s interest in the Leased Premises, Tenant shall, upon request of any person succeeding to the interest of such lender as result of such enforcement, attorn to and recognize as its landlord and become the Tenant of said successor-in-interest without change in the terms or other provisions of this Lease or without the execution of any further instrument by Tenant, provided, however, that said successor-in-interest shall not be (i) bound by any payment of rent for more than thirty (30) days in advance, except prepayment in the nature of security for the performance by Tenant of its obligations under this Lease, (ii) liable for any act or omission of any previous landlord (including Landlord), provided that as

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successor landlord it shall be obligated to cure any continuing default of the prior landlord of which it has received prior written notice and shall be liable for acts or omissions accruing or arising after such successor’s succession to the position of landlord and commencement of control and management of the Property, (iii) subject to any offset, defense, recoupment or counterclaim that Tenant may have given to any previous landlord (including Landlord), or (iv) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) that has not, as such, been transferred to said successor-in-interest. Within ten (10) days after receipt of request by said successor-in-interest, Tenant shall execute and deliver an instrument or instruments confirming such attornment, including a non-disturbance, attornment and subordination agreement in a form reasonably required by any such successor-in-interest.

31.4 Notice and Right to Cure Default. Tenant agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease or within a reasonable period of time after Landlord’s receipt of such notice of such failure if no specific period of time is provided in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if, within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

31.5 Non-Disturbance. Landlord has informed Tenant that the Project is currently encumbered by a deed of trust (the “Security Instrument”). At Tenant’s sole cost and expense, Landlord shall request the beneficiary (or its servicer) of the existing Security Instrument that encumbers the Project as of the date hereof to issue its standard subordination, non-disturbance and attornment agreement (“SNDA”), pursuant to which such beneficiary agrees to recognize this Lease in the event of default under such Security Instrument or sale under such Security Instrument, so long as Tenant is not in default hereunder. Additionally, in connection with any future mortgage, deed of trust or ground lease, Landlord shall request the holder of any such instrument that encumbers the Project to issue its standard SNDA, pursuant to which such party agrees to recognize this Lease in the event of any foreclosure of sale under such instrument, so long as Tenant is not in default hereunder. Landlord’s sole obligation under this section is to request such SNDA(s). Tenant is responsible for paying all costs and expenses for such SNDA, including, without limitation, the lender’s or ground lessor’s attorneys’ fees and disbursements. Obtaining any such SNDA is not a condition precedent or subsequent to the Lease, and the failure of such party to issue its SNDA shall not relieve Tenant of any of its obligations under the Lease or constitute a breach or default by Landlord.

ARTICLE 32 ESTOPPEL CERTIFICATES

32.1 Execution by Tenant. Within ten (10) business days after receipt of written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate acknowledging such facts regarding this Lease as Landlord may reasonably require and to the extent true, including without limitation, that to the extent of Tenant’s current, actual knowledge (i) this Lease is in full force and effect, binding and enforceable in accordance with its terms and unmodified (or if modified, specifying the written modification documents); (ii) no default exists on the part of Landlord or Tenant under this Lease; (iii) there are no events which with the passage of time, or the giving of notice, or both, would create a default under this Lease; (iv) no rent in excess of one month’s rent has been paid in advance; (v) Tenant has not received any written notice of any other sale, assignment, transfer, mortgage or pledge of this Lease or the rent due hereunder; and (vi) Tenant has no defense, setoff, recoupment or counterclaim against Landlord. Any such estoppel certificate may be relied upon by Landlord, any lender and any prospective purchaser of the Building or Complex or any interest therein.

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32.2 Financial Statements and Credit Reports. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

ARTICLE 33 MISCELLANEOUS PROVISIONS

33.1 Effect of Waiver. The waiver by Landlord or Tenant of any breach of any Lease provision by the other party shall not be deemed to be a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. Any failure by Landlord or Tenant to insist upon strict performance by the other of this Lease of any of the terms and provisions of the Lease or any guaranty of this Lease shall not be deemed to be a waiver of any of the terms or provisions of the Lease or such guaranty, and Landlord or Tenant, as the case may be, shall have the right thereafter to insist upon strict performance by the other of any and all of them.

33.2 Holding Over. Tenant shall pay Landlord for each day Tenant retains possession of the Leased Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the greater of (a) the amount of the Minimum Monthly Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Operating Costs, Real Estate Taxes and Insurance; and (b) the then market rental value of the Leased Premises as determined by Landlord assuming a new lease of the Leased Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Section 33.2 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law. Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Leased Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any actual and reasonable time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this section shall apply (provided, however, for the avoidance of doubt, such period of hold over under this sentence shall relate only to the actual and reasonable time required by Landlord to complete such obligations and in no event shall Landlord be entitled to elect the same to be a month-to-month tenancy).

33.3 Binding Effect. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

33.4 Time of the Essence. Time is of the essence of this Lease with respect to each and every article, section and subsection hereof.

33.5 Release of Landlord. If, during the term of this Lease, Landlord shall sell its interest in the Building or Complex of which the Leased Premises form a part, or the Leased Premises, then from and after the effective date of the sale or conveyance, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease, except those already accrued.

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33.6 Rules and Regulations. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and Building and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto; provided, however if any future modification, amendment or supplement to the Rules or Regulations are in conflict with any term, covenant or condition of this Lease, then this Lease shall prevail. Tenant agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants of the Building or Complex.

33.7 Transfer to Purchaser. If any security be given by Tenant to secure the faithful performance of all or any of the covenants of this Lease on the part of Tenant, Landlord may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Landlord shall be discharged from any further liability in reference thereto.

33.8 Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of rent or any other payment due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Leased Premises. Therefore, if any installment of rent, or any other payment due hereunder from Tenant is not received by Landlord when due, Tenant shall pay to Landlord an additional sum of five percent (5%) of such rent or other charge as a late charge; provided, however, that Tenant shall be entitled to one notice of late payment and a five (5) business day cure period in each twelve (12) month period before any such late charge accrues. The parties agree that this late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant default with respect to the overdue amount, or prevent Landlord from exercising any other rights or remedies available to Landlord

33.9 Interest. Any amount owed by Tenant to Landlord which is not paid within ten (10) days when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate of interest permitted to be contracted for by law. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.

33.10 Authorization to Execute. If Tenant is a corporation, limited liability company, partnership or other entity, each individual executing this Lease on behalf of said organization represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said organization in accordance with a duly adopted resolution or other applicable authorization of said organization, and that this Lease is binding upon said organization in accordance with its terms. Further, if requested by Landlord, Tenant shall, within thirty (30) days after such request, deliver to Landlord a certified copy of a resolution or other applicable authorization of said organization authorizing or ratifying the execution of this Lease.

33.11 Captions. The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

33.12 Number and Gender. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm or association. If there be more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.

33.13 Modifications. This instrument contains all of the agreements, conditions and representations made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease.

Divco\Gateway/Tobira Lease

33.14 Payments. Except as otherwise expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

33.15 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

33.16 No Offer. The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

33.17 Light, Air and View. No diminution of light, air, or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

33.18 Public Transportation Information. If and to the extent required by applicable law, Tenant shall establish and maintain during the Term hereof a program to encourage maximum use of public transportation by personnel of Tenant employed on the Leased Premises, including without limitation the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Complex, staggering working hours of employees, and encouraging use of such facilities, all at Tenant’s sole reasonable cost and expense. Tenant shall comply with all requirements of any local transportation management ordinance.

33.19 Joint and Several Liability. Should Tenant consist of more than one person or entity, they shall be jointly and severally liable on this Lease.

33.20 Survival of Obligations. All obligations of Tenant which may accrue or arise during the term of this Lease or as a result of any act or omission of Tenant during said term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.

33.21 Real Estate Brokers. Landlord and Tenant each represents and warrants to the other party that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker or salesman to act for it or on its behalf in connection with this Lease so as to cause the other party to be responsible for the payment of a brokerage commission, except for the Broker(s) identified in Article 1. Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman (other than the Brokers) whom the indemnifying party authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for the indemnifying party in connection with this Lease.

33.22 Waiver of California Code Sections. In this Lease, numerous provisions have been negotiated by the parties, some of which provisions are covered by statute. Whenever a provision of this Lease and a provision of any statute or other law cover the same matter, the provisions of this Lease shall control. Therefore, Tenant waives (for itself and all persons claiming under Tenant) the provisions of Civil Code Sections 1932(2) and 1933(4) with respect to the destruction of the Leased Premises; Civil Code Sections 1941 and 1942 with respect to Landlord’s repair duties and Tenant’s right to repair; Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Leased Premises by condemnation as herein defined; and any right of redemption or reinstatement of Tenant under any present or future case law or statutory provision (including Code of Civil Procedure Sections 473 and 1179 and Civil Code Section 3275) in the event Tenant is dispossessed from the Leased Premises for any reason. This waiver applies to future statutes enacted in addition to or in substitution for the statutes specified herein.

Divco\Gateway/Tobira Lease

33.23 Quiet Enjoyment. So long as Tenant pays all of the Minimum Monthly Rent, all additional rent and other sums and charges under the Lease and otherwise performs all of its obligations in the Lease, Tenant shall have the right to possession and quiet enjoyment of the Leased Premises free from any unreasonable disturbance or interference, subject to the terms and provisions of the Lease. Landlord represents and warrants that it has the full right and power to execute and perform this Lease and to grant the estate demised herein.

33.24 Representation. Neither Tenant nor any of its constituent partners, managers, members or shareholders, nor any beneficial owner of Tenant or of any such partner, manager, member or shareholder (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to the Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”); (b) is listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of OFAC or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (c) is engaged in activities prohibited in the Orders; or (d) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

33.25 Counterparts. This Lease may be executed in one or more counterparts, including any facsimile or other electronic version of same, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement. Any facsimile or other electronic signature shall constitute a valid and binding method for executing this Lease. Executed counterparts of this Lease exchanged by facsimile transmission or other electronic means shall be fully enforceable.

[the balance of this page has been intentionally left blank; signature page follows]

Divco\Gateway/Tobira Lease

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

LANDLORD: DWF III GATEWAY, LLC, a Delaware limited liability company			TENANT: TOBIRA THERAPEUTICS, INC., a Delaware corporation

By:	Divco West Real Estate Services, Inc.,		By:	/s/ Laurent Fischer, MD
	A Delaware corporation		Name:	Laurent Fischer, MD
	Its Agent			Chairman and Chief Executive Officer
			Its:	Tobira Therapeutics
	By:	/s/ James Teng
	Name:	James Teng
	Its:	Managing Director

Divco\Gateway/Tobira Lease

EXHIBIT A – LEGAL DESCRIPTION OF THE LAND

The land referred to herein is situated in the State of California, County of San Mateo, City of South San Francisco, and described as follows:

PARCEL ONE:

Being a portion of Parcel 4 as said Parcel is shown on Parcel Map 98-082 filed for Record on June 9, 1999 in Book 71 of Parcel Maps at pages 55 through 57, San Mateo County Records, more particularly described as follows:

Beginning at the Northeasterly corner of said Parcel 4, said corner being a point on the Westerly right of way line of Broadway Boulevard, 94 feet in width, as said Boulevard is shown on said map; Thence leaving said Westerly right of way line, along the general Northerly line of said Parcel 4, the following four courses:

1) Westerly along the arc of a 682.00 foot radius curve to the left, the center of which curve bears South 4° 15’ 39” East, through a central angle of 27° 44’ 47” , an arc distance of 330.27 feet to a point of compound curvature;

2) Southwesterly along the arc of a 270.00 foot radius, tangent curve to the left, through a central angle of 27° 18’ 10” , an arc distance of 128.66 feet to a point of compound curvature;

3) Southerly along the arc of a 130.00 foot radius tangent curve to the left, through a central Angle of 51° 02’ 48” , an arc distance of 115.82 feet; and

4) South 88° 16’ 54” West, 121.98 feet;

Thence leaving said general Northerly line, South 38° 42’ 41” West, 223.44 feet to the general Southwesterly line of said Parcel 4; Thence along said general Southwesterly line, the following three courses:

1) South 51° 17’ 19” East, 317.15 feet;

2) South 38° 42’ 41” West, 262.50 feet; and

3) South 51° 17’ 19” East, 145.00 feet to the Southerly corner of said Parcel 4, said corner being a point on the aforementioned westerly right of way line of Broadway Boulevard;

Thence along said Westerly right of way line of Broadway Boulevard, the following seven courses:

1) North 38° 42’ 41” East, 72.64 feet;

2) North 13° 42’ 41” East, 5.92 feet;

3) North 38° 41’ 41” East, 100.00 feet;

4) North 63° 42’ 41” East, 5.92 feet;

5) North 38° 42’ 41” East, 337.77 feet;

6) Northeasterly and Northerly along the arc of a 703.00 foot radius tangent curve to the left, through a central angle of 41° 18’ 40” , an arc distance of 506.87 feet; and

7) North 2° 35’ 59” West, 98.30 feet to the point of beginning.

Being known as New Parcel A on Lot Line Adjustment No. 18, recorded March 3, 2000, Document No. 2000-025801.

PARCEL TWO:

Easements, over, across and upon all of that certain real property pursuant to the Declaration of Reciprocal Easements dated as of April 22, 1999 and recorded June 10, 1999, as Instrument No. 99101219 and described as follows:

Parcels 1, 2 and 3, as designated on the Map entitled, “ PARCEL MAP 98-082 OF THE LANDS OF HMS BROADWAY OFFICE, L.P.” , which map was filed in the office of the Recorder of the County of San Mateo, State of California on June 9, 1999 in Book 71 of Parcel Maps, at pages 55 through 57.

A-1

PARCEL THREE:

Easements, over, across and upon all of that certain real property pursuant to the Declaration of Reciprocal Easements dated as of April 22, 1999 and recorded June 10, 1999, as Instrument No. 99101219 and described as follows:

Parcels A, B, and C as shown on the map of Parcel Map 99-095 filed June 26, 2000, Book 72 of Parcel Maps, pages 90 and 91, San Mateo County Records.

PARCEL FOUR:

Easements, over, across and upon all of that certain real property pursuant to the Declaration of Reciprocal Easements dated June 1, 2000, as Instrument No. 2000-077496 and described as follows:

Parcels A, B and C as shown on the map of Parcel Map 99-095 filed June 26, 2000, Book 72 of Parcel Maps, pages 90 and 91, San Mateo County Records.

APN’ s: 015-024-290

015-024-360

JPN’ s: 107 027 000 22 thru 23 T 015-024-3 10

A-2

EXHIBIT B – FLOOR PLAN OF LEASED PREMISES

Exhibit B is intended only to show the general layout of the Leased Premises. The depiction of interior windows, cubicles, modules, furniture and equipment in this Exhibit is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It is not to be scaled; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Leased Premises.

## LEGEND

LEASED PREMISES

DivcoWest

701 GATEWAY BLVD. THIRD FLOOR, SUITE 300
SOUTH SAN FRANCISCO, CA

The above floor plan illustrates the third floor of the Building.

B-1

EXHIBIT C – WORK LETTER FOR CONSTRUCTION OBLIGATIONS

1. Defined Terms. All defined terms referred to in this Exhibit shall have the same meaning as defined in that certain Lease by and between DWF III Gateway, LLC, a Delaware limited liability company, as Landlord, and Tobira Therapeutics, Inc., a Delaware corporation, as Tenant (the “Lease”) to which this Exhibit is a part, except where expressly defined to the contrary.

2. Construction of the Tenant Improvements. Landlord shall construct the Tenant Improvements in accordance with this exhibit and the construction contract to be executed by Landlord and its contractor(s). The construction contract for constructing the Tenant Improvements and the contractor(s) to perform the work shall be approved and/or selected, as the case may be, by Landlord at its sole and absolute discretion without the consent of Tenant.

3. Additional Definitions. Each of the following terms shall have the following meaning:

“Construction Budget” - An estimate of the Construction Costs for the Tenant Improvements prepared by Landlord after or in connection with the preparation of the Construction Plans.

“Construction Costs” - All costs and expenses approved by Landlord to construct the Tenant Improvements, including all fees and expenses for:

(a) architectural/space planning services utilized by Landlord in the preparation of any space plan;

(b) architects, engineers and consultants in the preparation of the Preliminary Plans, Construction Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Construction Plans, and for processing governmental applications and applications for payment, observing construction of the work, and other customary engineering, architectural, interior design and space planning services;

(c) surveys, reports, environmental and other tests and investigations of the site and any improvements thereon;

(d) labor, materials, equipment and fixtures supplied by the general contractor, its subcontractors and/or materialmen;

(e) the furnishing and installation of all heating, ventilation and air conditioning duct work, terminal boxes, distributing defusers and accessories required for completing the heating, ventilation and air-conditioning system in the Premises, including costs of meter and key control for after-hour usage, if required by Landlord;

(f) all electrical circuits, wiring, lighting fixtures, and tube outlets furnished and installed throughout the Premises, including costs of meter and key control for after-hour electrical power usage;

(g) all window and floor coverings in the Premises;

(h) all fire and life safety control systems, such as fire walls, sprinklers and fire alarms, including piping, wiring and accessories installed within the Premises;

(i) all plumbing, fixtures, pipes and accessories installed within the Premises;

(j) fees charged by the city and/or county where the Building is located (including, without limitation, fees for building permits and plan checks) required for the Tenant improvement work in the Premises;

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(k) supervision and administration expense, including the construction supervision fee payable to Landlord’s agent and property manager and/or representative equal to five (5%) of the Construction Costs;

(l) all taxes, fees, charges and levies by governmental and quasi-governmental agencies for authorization, approvals, licenses and permits; and all sales, use and excise taxes for the materials supplied and services rendered in connection with the installation and construction of the Tenant Improvements; and

(m) all costs and expenses incurred to comply with all laws, rules, regulations or ordinances of any governmental authority for any work at the Building or Complex in order to construct the Tenant Improvements.

The term Construction Costs shall not include any fees, costs, expenses, compensation or other consideration payable to Tenant, or any of its officers, directors, employees or affiliates, or the cost of any of Tenant’s furniture, artifacts, trade fixtures, telephone and computer systems and related facilities, or equipment.

“Construction Plans” - The complete plans and specifications for the construction of the Tenant Improvements consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of the Tenant Improvements. The Construction Plans shall be prepared by duly licensed and/or registered architectural and/or engineering professionals selected by Landlord in its sole and absolute discretion, and in all respects shall be in substantial compliance with all applicable laws, rules, regulations, building codes for the city and county where the Building is located.

“Force Majeure Delays” - Any delay, other than a Tenant Delay, by Landlord in completing the Tenant Improvements by the Estimated Commencement Date set forth in the Lease by reason of (i) any strike, lockout or other labor trouble or industrial disturbance (whether or not on the part of the employees of either party hereto), (ii) governmental preemption of priorities or other controls in connection with a national or other public emergency, civil disturbance, riot, war, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body, or (iii) shortages of fuel, materials, supplies or labor, (iv) lightning, earthquake, fire, storm, tornado, flood, washout explosion, inclement weather or any other similar industry-wide or Building-wide cause beyond the reasonable control of Landlord, or (v) any other cause, whether similar or dissimilar to the above, beyond Landlord’s reasonable control. The time for performance of any obligation of Landlord to construct Tenant Improvements under this Exhibit or the Lease shall be extended at Landlord’s election by the period of any delay caused by any of the foregoing events.

“Landlord’s Allowance” - The amount of $259,035.00 to be paid by Landlord for the Construction Costs for the Tenant Improvements, which sum shall be paid directly to the contracting parties entitled to payment. Any unused portion of Landlord’s Allowance for the Tenant Improvements shall remain the property of Landlord, and Tenant shall have no interest in said funds. Notwithstanding the foregoing, following completion of the Tenant Improvements, in the event a portion of Landlord’s Allowance remains unused, then up to $37,005.00 (i.e., $5.00 for each rentable square foot of the Premises) may be utilized by Tenant for moving expenses, furniture, fixtures, equipment and/ or telecommunications or other cabling costs incurred in connection with the leasing of the Premises; provided, however that any additional unused portion shall be forfeit by Tenant and retained by Landlord.

“Substantial Completion,” “Substantially Complete,” “Substantially Completed” - The terms Substantial Completion, Substantially Completed and Substantially Complete shall mean when the following have occurred or would have occurred but for Tenant Delays:

(a) Landlord has delivered to Tenant a written notice stating that the Tenant Improvements have been Substantially Completed substantially in accordance with the Construction Plans, except “punch list” items which may be completed without materially impairing Tenant’s use of the Premises or a material portion thereof; and

(b) Landlord has obtained from the appropriate governmental authority a temporary, conditional or final certificate of occupancy or signed building permit (or equivalent), if one is required, for the Tenant Improvements permitting occupancy of the Premises by Tenant.

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“Space Plan” - That certain Space Plan prepared by Banducci Associates Architects Inc., dated May 13, 2014, as Proj. No. 14.15, a copy of which is attached hereto as Exhibit C-1. Any depiction of cubicles, modules, furniture, fixtures or equipment in the Space Plan is for illustrative purposes only, and Landlord is not required to provide, install or construct any such items. Landlord shall be entitled to rely upon all plans, drawings and information supplied by or for Tenant in preparing the Space Plan. Tenant hereby approves of the Space Plan.

“Tenant Delay” - Any delay incurred by Landlord in completing the Tenant Improvements due to (i) a delay by Tenant, or by any person employed or engaged by Tenant, in approving or delivering to Landlord any samples, plans, schedules or information beyond the applicable time period set forth in this Exhibit, if any; (ii) a delay in the performance of work in the Leased Premises by Tenant or any person employed by Tenant which causes a delay by Landlord; (iii) any changes requested by Tenant in or to previously approved work; (iv) requests for materials and finishes which are not readily available, and/or delays in delivery of any materials specified by Tenant through change orders; (v) interference by Tenant with the construction of the Tenant Improvements; or (vi) any delay attributable to the failure of Tenant to pay, when due, any amounts required to be paid by Tenant pursuant to this Exhibit or otherwise provided in the Lease.

“Tenant Improvements” - The improvements to be installed by Landlord in the Premises substantially in accordance with the Construction Plans.

4. Preparation of Preliminary Plans and Construction Plans.

4.1 Preliminary Plans. Concurrent with its execution of the Lease, Tenant shall submit to Landlord or its architect or designer all additional information, including occupancy requirements for the Tenant Improvements in the Premises (“Information”), necessary to enable the architect, designer or contractor to prepare a preliminary plans for the Tenant Improvements containing all demising walls, corridors, entrances, exits, doors, interior partitions, and the locations of all offices, conference rooms, computer rooms, and other rooms and layout. The preliminary plans shall be consistent with the Space Plan. Landlord shall be entitled to rely upon all plans, drawings and information supplied by or for Tenant in preparing the preliminary plans. Within five (5) days after receipt of the preliminary plans, Tenant shall notify Landlord in writing that (i) Tenant approved such preliminary plans; or (ii) Tenant disapproves such preliminary plans in the particular instances specified by Tenant in such notice (including, without limitation, the specific changes requested by Tenant), but such disapproval shall constitute a Tenant Delay. Tenant shall not unreasonably withhold its approval to the preliminary plans. The failure of Tenant to provide such written notice within said five (5) day period shall be deemed as approval by Tenant of such preliminary plans. The preliminary plans approved by the parties as provided above shall be referred to as the “Preliminary Plans.”

4.2 Construction Plans. After approval of the Preliminary Plans, Landlord shall cause to be prepared Construction Plans for the construction of the Tenant Improvements and deliver the same to Tenant as soon as reasonably possible. Within five (5) days after receipt of the Construction Plans, Tenant shall notify Landlord in writing that (i) Tenant approved the Construction Plans; or (ii) Tenant disapproves the Construction Plans because they vary in design from the Preliminary Plans approved by Landlord and Tenant in the particular instances specified by Tenant in such notice (including, without limitation, the specific changes requested by Tenant), but such disapproval shall constitute a Tenant Delay. The failure of Tenant to provide such written notice within said five (5) day period shall be deemed as approval by Tenant of such plans.

C-1-3

5. Approval of the Construction Budget. After approval of the Construction Plans by Landlord and Tenant as provided above, Landlord shall prepare the Construction Budget for the Construction Costs. The Construction Budget shall not be subject to the prior written approval of Tenant, unless the estimated Construction Costs exceed the amount of Landlord’s Allowance. If the Construction Budget reflects Construction Costs in excess of Landlord’s Allowance, Landlord shall deliver a copy of such Construction Budget to Tenant for its review and approval, which shall not be unreasonably withheld. Tenant shall notify Landlord in writing within five (5) days after receipt of the Construction Budget that (a) Tenant approves the Construction Budget, or (b) that Tenant disapproves of the Construction Budget because it varies from the Construction Plans or contains specific costs not contained within the meaning of Construction Costs. Such disapproval shall constitute a Tenant Delay. The failure of Tenant to provide such written notice within said five (5) day period shall be deemed an approval by Tenant.

6. Building Permits. After approval by Landlord and Tenant of the Construction Plans and Construction Budget as provided above, Landlord or its contractor shall submit the Construction Plans to the appropriate governmental body for plan checking and a building permit. Landlord, with Tenant’s cooperation, shall cause to be made any change in the Construction Plans necessary to obtain the building permit and to the extent the aggregate amount of the Construction Costs exceeds the amount of Landlord’s Allowance, Tenant shall be responsible for such additional costs, notwithstanding the amount previously specified in the Construction Budget approved by Landlord and Tenant.

7. Payment. Landlord shall pay for the Construction Costs for the Tenant Improvements, not to exceed the amount of Landlord’s Allowance. Tenant acknowledges and agrees that it shall be responsible for payment of all Construction Costs in excess of Landlord’s Allowance and shall pay to Landlord within ten (10) days after request from Landlord the amount of such excess Construction Costs.

8. Changes. Any changes in the Construction Plans or Construction Budget, including, without limitation, any changes required by any applicable law, rule, regulation or ordinance, shall require the prior written consent of Landlord in its sole and absolute discretion. Any changes requested by Tenant and approved by Landlord shall be prepared by Landlord’s architect, engineer or contractor. The cost of such changes, including the cost to revise the Construction Plans, obtain any additional permits and construct any additional improvements required as a result thereof, and the cost for materials and labor, and all other additional costs incurred by Landlord from resulting delays in completing the Tenant Improvements, shall be paid out of Landlord’s Allowance (only to the extent funds are available and not committed for payment of other Construction Costs). If such costs for changes exceed the Landlord’s Allowance, such excess costs shall be paid by Tenant, at its sole cost and expense, to Landlord within thirty (30) days after Tenant’s receipt of notice from Landlord. An estimate of the cost and any anticipated delay in the Commencement Date shall be provided to Tenant prior to the commencement of such work. If the same is not acceptable to Tenant, Tenant shall have the right to withdraw its request for such work. If Landlord does not receive such payment within said thirty (30) day period, Landlord shall have the right, in addition to any other rights or remedies available under the Lease, at law or in equity, to (i) discontinue all or any portion of the work until it receives said payment; (ii) proceed with the other work not affected by such change until such payment is received; (iii) proceed with the work contemplated with such change; or (iv) proceed with the work without making such change; in which case the commencement or completion of such work shall not be deemed a waiver of Tenant’s obligation to pay for same or any additional costs or expenses incurred as a result thereof. Any delay caused as a result of such a change or request for a change shall constitute a Tenant Delay. The cost of a change order and any resulting delay in connection and additional cost incurred as a result thereof shall be determined by Landlord’s architect, which determination shall be binding upon the parties.

9. Tenant’s Representative. Tenant hereby authorizes Helen Jenkins as Tenant’s representative to act on its behalf and represents its interests with respect to the construction of Tenant Improvements, and to make decisions binding upon Tenant with respect to such matters.

10. Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease or this Exhibit, if an event of default by Tenant under the Lease, or a default by Tenant under this Exhibit, has occurred at any time on or before the Substantial Completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease and/or this Exhibit, Landlord shall have

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the right to cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Exhibit shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

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EXHIBIT C-1

SPACE PLAN

(E) DEMISING WALL
CONF ROOM 1
BOARD ROOM
RECEPTION
CONF ROOM 2
(N) WALL CONSTRUCTION
CONF ROOM 3
OFFICE 3
OFFICE 4
(N) 3'-0" SIDELIGHT AT (E) OFFICES
OFFICE
OFFICE 5
COPY ROOM/ DOCUMENTS
OFFICE 6
BREAK ROOM
OFFICE 7
OPEN OFFICE AREA
OFFICE 8
OFFICE 9
OFFICE 10
OFFICE 12
OFFICE 11
I.T. ROOM
(E) CORRIDOR
(E) DEMISING WALL

DIVCOWEST

# TOBIRA THERAPEUTICS

701 GATEWAY BLVD. STE. 300, SOUTH SAN FRANCISCO, CA

BANDUCCI ASSOCIATES ARCHITECTS INC.

THIRD FLOOR
SPACE PLAN

SCALE: 3/32"=1'-0"
PROJ. NO. 14.16
DATE: 06.12.14

**AS-1**

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EXHIBIT D – ACKNOWLEDGEMENT OF COMMENCEMENT DATE

This Acknowledgement of Commencement Date is dated as of             , 2014 between DWF III Gateway, LLC, a Delaware limited liability company (“Landlord”), and Tobira Therapeutics, Inc., a Delaware corporation (“Tenant”), who entered into a lease dated for reference purposes as of May 16, 2014, covering certain premises located in Suite 300 of the Building at 701 Gateway Boulevard, South San Francisco, California. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1. The parties to this document hereby agree that the date of                     , is the “Commencement Date” of the Term.

2. Tenant hereby confirms the following:

(a) That it has accepted possession of Leased Premises pursuant to the terms of the Lease; and

(b) That the Tenant Improvements required to be furnished according to the Lease by Landlord in the Leased Premises have been Substantially Completed.

3. This agreement, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective heirs, successors, and assigns subject to the restrictions upon assignment and subletting contained in the Lease.

4. Each party represents and warrants to the other that it is duly authorized to enter into this Amendment and perform its obligations without the consent or approval of any other party and that the person signing on its behalf is duly authorized to sign on behalf of such party.

5. This document may be executed in one or more counterparts, including any facsimile or other electronic version of same, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement. Any facsimile or other electronic signature shall constitute a valid and binding method for executing this document. Executed counterparts of this document exchanged by facsimile transmission or other electronic means shall be fully enforceable.

LANDLORD:		TENANT:

DWF III Gateway, LLC, a Delaware limited liability company		Tobira Therapeutics, Inc., a Delaware corporation

By:	Divco West Real Estate Services, Inc.,	By:
	a Delaware corporation	Name:
	Its Agent	Its:

By:
Name:
Its:

Divco\Gateway/Tobira Lease

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EXHIBIT E – RULES AND REGULATIONS

All capitalized terms referred to in this Exhibit shall have the same meaning provided in the Office Lease to which this Exhibit is attached, except where expressly provided to the contrary in this Exhibit E.

1. No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Leased Premises and if the Leased Premises are situated on the ground floor of the Building, Tenant shall further, at Tenant’s own expense, keep the sidewalks and curb directly in front of the Leased Premises clean and free from rubbish.

2. No awning or other projection shall be attached to the outside walls or windows of the Building or Complex without the prior written consent of Landlord in its sole and absolute discretion. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Leased Premises, without the prior written consent of Landlord in its sole and absolute discretion. Such awnings, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord in its sole and absolute discretion. All lighting fixtures hung in offices or spaces along the perimeter of the Leased Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

3. No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Leased Premises or of the Building, without the prior written consent of Landlord in its sole and absolute discretion. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Building or Complex shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Building or Complex.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building or Complex, nor placed in public portions thereof without the prior written consent of Landlord.

6. The restrooms, toilets, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, and no sweepings, rubbish, rags or other foreign substance of any kind shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who caused, or whose agents, servants, employees, contractors, visitors or licensees caused, the breakage, stoppage, or damage.

7. Tenant shall not mark, paint, drill into or in any way deface any part of the Leased Premises or the Building or Complex. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct, in its sole and absolute discretion.

8. No animal or bird or vehicle of any kind shall be brought into or kept in the Leased Premises or the Building, except seeing-eye dogs or other seeing-eye animals or other animals or equipment required by any disabled employee or invitee of Tenant. Bicycles are to be kept at the bicycle rack for the Complex.

9. Prior to leaving the Leased Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall assume all responsibility, including keeping doors locked and other means of entry to the Leased Premises closed, for protecting the Leased Premises from theft, robbery, and pilferage.

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10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with any occupant of the Building or Complex, or neighboring buildings or premises, or those having business with them. Tenant shall not harass or annoy any occupant of the Building or Complex, including, without limitation, any act or conduct that may violate, breach or infringe upon any federal, state or local laws or civil rights, including those pertaining to the protection of the civil rights of any person based on sex, race, religion, sexual preference, age or other consideration. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11. Neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Leased Premises, Building or Complex any flammable, combustible or explosive fluid, chemical or substance.

12. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

Two keys will be furnished by Landlord for the Leased Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

If there is a card key or other form of keyless entry to the Building, Landlord shall provide Tenant as of the commencement of the Term of its lease with one keyless fobs for each 250 square feet of rentable space in such Tenant’s Leased Premises for access to the Building and elevator. All additional keyless cards or fobs requested by Tenant and any replacement for any lost or damaged keyless cards or fobs will be provided by Landlord at a cost established by Landlord from time to time for each additional or replaced keyless fob, as cost may be increased by Landlord from time to time.

13. No furniture, freight, or equipment of any kind may be brought into or out of the Building without prior notice to Landlord. All moving activity into or out of the Building must be scheduled with Landlord and done only at the time and in the manner designated by Landlord. No service deliveries (other than messenger services) shall be allowed between the hours of 7:00 a.m. and 9:00 a.m., 12:00 p.m. and 1:00 p.m., and 4:00 p.m. and 6:00 p.m., Monday through Friday. Landlord may at any time restrict the elevators and areas of the Building into which messengers may enter and may require that deliveries be left at the lobby security desk for pickup by Tenant. Landlord may prescribe the weight, size, and position of all safes and other heavy property brought into the Building and the times and manner of moving those items within and out of the Building. Tenant shall not overload the floor of the Leased Premises. If considered necessary by Landlord, safes and other heavy objects must stand on supports that are adequate to distribute the weight properly. Landlord shall not be responsible for loss of or damage to any safe or property. Any damage to any part of the Building or to its contents, occupants, or visitors caused by moving or maintaining any safe or other property referred to in this clause shall be the sole responsibility and expense of Tenant. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. No packages, supplies, equipment, or merchandise may be received in the Building or carried up or down in the elevators, except between those hours and in that specific elevator that Landlord shall designate.

14. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building which, in Landlord’s good faith opinion, tends to impair the reputation of the Building or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

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15. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, after 1:00 p.m. on Saturdays and at all hours Sundays and legal holidays, all persons who do not present a pass to the Building issued by Landlord. Such hours are subject to change in Landlord’s sole and absolute discretion upon written from Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Building who possess a pass issued to Tenant. Landlord reserves the right to exclude or expel from the Building and Complex any person who, in Landlord’s judgment, is under the influence of alcohol or drugs or commits any act in violation of any of these Rules and Regulations.

16. When departing after the Building’s normal business hours, Tenant and Tenant’s employees and agents must be sure that the doors to the Building are securely closed and locked. Any person, including Tenant and Tenant’s employees and agents, who enters or leaves the Building at any time when it is locked or at any time considered to be after the Building’s normal business hours, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has previously arranged a pass for access to the Building. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building of any person. Landlord reserves the right, in the event of invasion, mob, riot, public excitement, or other commotion, to prevent access to the Building or Complex during the continuance of that event by any means it considers appropriate for the safety and protection of life and property.

17. Tenant’s contractors shall, while in the Leased Premises, Building or elsewhere in the Complex, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord).

18. If the Leased Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Leased Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

19. The requirements of Tenant will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

20. Tenant and Tenant’s employees, agents, contractors and invitees shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or common areas for the purpose of smoking tobacco products or for any other purpose. Tenant and Tenant’s employees and agents shall not obstruct those areas but use them only as a means of ingress to and egress from the Leased Premises, Building or Complex. Canvassing, soliciting and peddling in the Building or Common Areas of the Complex are prohibited and Tenant shall cooperate to prevent the same.

21. No air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not waste electricity, water, or air-conditioning and shall cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air-conditioning system.

22. There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Building or Complex, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

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23. Tenant, Tenant’s agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted “No Parking” and shall comply with any other parking restrictions imposed by Landlord from time to time.

24. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Leased Premises, Building or Complex.

25. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Leased Premises.

26. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Leased Premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

27. Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant’s employees using microwave ovens or coffee makers shall be permitted; provided, however, no odors of cooking or other processes may emanate from the Leased Premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to the Leased Premises except by such persons and in such manner as are approved in advance in writing by Landlord.

28. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the Building in which the Leased Premises are located without Landlord’s prior written consent in its sole and absolute discretion. Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

29. Smoking is prohibited in the Building, including, without limitation, the main lobby, all hallways, all elevators, all elevator lobbies and all restrooms.

30. Tenant shall store all trash and garbage within the interior of the Leased Premises. Tenant shall not place or have placed in the trash boxes or receptacles any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building. In disposing of trash and garbage, Tenant shall comply fully with any law or ordinance governing that disposal. All trash, garbage, and refuse disposal shall be made only through entry-ways and elevators provided for that purpose and shall be made only at times designated by Landlord.

31. Tenant shall comply with requests by Landlord that Tenant inform Tenant’s employees of items of importance to Landlord.

32. Tenant may not introduce telephone, cable or other communication or telecommunication wires or other wires into the Leased Premises without first obtaining Landlord’s reasonable approval of the method and location of such introduction. No boring or cutting for telephone wires or other wires shall be allowed without Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. The location of telephones, call boxes, and other office equipment affixed to the Leased Premises shall be subject to Landlord’s prior reasonable approval.

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33. Provided any additional or modified Rules and Regulations do not conflict with the terms and conditions of this Lease, Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Landlord’s sole, but good faith discretion, may be necessary for:

(a) The management, safety, care, and cleanliness of the Leased Premises, Building or Complex;

(b) The preservation of good order; or

(c) The convenience of other occupants and tenants in the Building or Complex.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants. No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those Rules or Regulations against any other tenant of the Building or Complex.

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EXHIBIT F – OPTION TO EXTEND

This Exhibit F (this “Exhibit”) is made in connection with and is a part of that certain Office Lease, dated as of May 16, 2014, by and between DWF III Gateway, LLC, a Delaware limited liability company, as Landlord, and Tobira Therapeutics, Inc., a Delaware corporation, as Tenant, (the “Lease”).

1. Definitions and Conflict. All capitalized terms referred to in this Exhibit shall have the same meaning as provided in the Lease, except as expressly provided to the contrary in this Exhibit. In case of any conflict between any term or provision of the Lease and any exhibits attached thereto and this Exhibit, this Exhibit shall control.

2. Option to Extend and Rent During the Extended Period: Tenant shall have one option to extend the initial Term of the Lease for a period of five (5) years (the period shall be referred to as the “Extension Period”) by giving written notice of exercise of such option (“Extension Option Notice”) at least nine (9) months, but not more one (1) year prior to the expiration of the initial Term of the Lease. If Tenant is in default under any term or provision of the Lease (following written notice and the expiration of any applicable cure period) on the date of giving an Extension Option Notice, or if Tenant is in default under any term or provision of the Lease (following written notice and the expiration of any applicable cure period) on the date of the applicable Extension Period is to commence, the Extension Period at the option of Landlord shall not commence and the Lease shall expire at the end of initial Term. The Extension Period shall be upon all of the terms and provisions of the Lease, except that (i) the Minimum Monthly Rent during such Extension Period shall be one hundred percent (100%) of then Fair Market Rent (as defined below) (ii) any work, allowance, free rent, or concession provided by Landlord in connection with the commencement of the initial Term shall not apply; and (iii) Tenant shall not have any additional option to extend.

2.1 Fair Market Rent. The term “Fair Market Rent” for purposes of determining Minimum Monthly Rent during the Extension Period shall mean the minimum monthly rent generally applicable to full service office leases at first class buildings of comparable size, age, quality of the Building and Leased Premises in the South San Francisco, California area projected as of the first day of the Extension Period by giving due consideration for the quality of the Building and improvements therein (including the quality of the then existing improvements in the Leased Premises), the quality of the credit of the tenants, tenant improvement allowance, rent credits, or abated rent then being offered, for a term comparable to the Extension Period at the time the commencement of the Extension Period is scheduled to commence, without any deduction for commissions whether or not incurred by Landlord, and otherwise subject to the terms and conditions of this Lease that will be applicable during the Extension Period.

2.2 Procedure to Determine Fair Market Rent. Landlord shall notify Tenant in writing of Landlord’s determination of the Fair Market Rent (“Landlord’s FMR”) within thirty (30) days after receipt of the Extension Option Notice. Within thirty (30) days after receipt of such written notice of Landlord’s FMR, Tenant shall have the right either to: (i) accept Landlord’s FMR, or (ii) elect to have the Fair Market Rent determined in accordance with the appraisal procedure set forth below. The failure of Tenant to provide written notice of its election under the preceding sentence shall be deemed an acceptance of Landlord’s FMR. The election (or deemed election ) by Tenant under this section shall be non-revocable and binding on the parties.

2.3 Appraisers. If Tenant has elected to have the Fair Market Rent determined by an appraisal, then within ten (10) business days after receipt of Tenant’s written notice of such an election, each party, by giving written notice to the other party, shall appoint a broker to render a written opinion of the Fair Market Rent for the Extension Period. Each broker must be a real estate broker licensed in the State where the Building is located for at least five years and with at least five years experience in the appraisal of rental rates of leases or in the leasing of space in office buildings in the area in which the Building is located and otherwise unaffiliated with either Landlord or Tenant. The two brokers shall render their written opinion of the Fair Market Rent for the Extension Period to Landlord and Tenant within thirty (30) days after the appointment of

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the second broker. If the Fair Market Rent of each broker is within three percent (3%) of each other, then the average of the two appraisals of Fair Market Rent shall be the Fair Market Rent for the Extension Period. If one party does not appoint its broker as provided above, then the one appointed shall determine the Fair Market Rent. The Fair Market Rent so determined under this section shall be binding on Landlord and Tenant.

2.4 Third Appraiser. If the Fair Market Rent determined by the brokers is more than three percent (3%) apart, then the two brokers shall pick a third broker within ten (10) business days after the two brokers have rendered their opinions of Fair Market Rent as provided above. If the two brokers are unable to agree on the third broker within said ten (10) business day period, Landlord and Tenant shall mutually agree on the third broker within ten (10) business days thereafter. If the parties do not agree on a third qualified broker within ten (10) business days, then at the request of either Landlord or Tenant, such third broker shall be promptly appointed by the then Presiding Judge of the Superior Court of the State of California for the County where the Building is located. The third broker shall be a person who has not previously acted in such capacity for either party and must meet the qualifications stated above.

2.5 Impartial Appraisal. Within thirty (30) days after its appointment, the third broker (the “Third Party”), shall render its written opinion by selecting the Fair Market Rent made Landlord’s or Tenant’s broker to be the Fair Market Rent for the Extension Period. The Third Party may not offer any different opinion or recommendation of Fair Market Rent. The Fair Market Rent determined in accordance with the foregoing procedure shall be binding on the parties.

2.6 Appraisal Costs. Each party shall bear the cost of its own appraiser and one-half (1/2) the cost of the third appraiser.

2.7 Acknowledgment of Rent. After the Fair Market Rent for the Extension Period has been established in accordance with the foregoing procedure, Landlord and Tenant shall promptly execute an amendment to the Lease to reflect the minimum monthly rent for the Extension Period.

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